UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

NATIONAL FINANCIAL PARTNERS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

National Financial Partners Corp.

787 Seventh Avenue, 11th Floor

New York, NY 10019

Dear Stockholder:

It is our pleasure to invite you to the Annual Meeting of Stockholders (the “Annual Meeting”) of National Financial Partners Corp. (the “Company”). The Annual Meeting will be held at 10:00 a.m. EDT on Wednesday, May 21, 2008 at the Rainbow Room, Empire Suite, 30 Rockefeller Plaza, 64th Floor, New York, NY 10112.

At our Annual Meeting you will be asked to vote on the election of the Company’s Board of Directors and the ratification of the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. The formal Notice of Annual Meeting and Proxy Statement follow and contain additional information regarding the matters to be acted on at the Annual Meeting.

If you were a stockholder of record at the close of business on March 24, 2008, you are entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on March 24, 2008 will be available for inspection during ordinary business hours at the Company’s offices located at 787 Seventh Avenue, 11th Floor, New York, NY 10019, from May 9, 2008 until the date of the Annual Meeting. The list will also be available for inspection at the Annual Meeting.

Your vote is important. It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings and regardless of whether or not you plan to attend the Annual Meeting in person. Accordingly, please mark, sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope to ensure that your shares will be represented. Alternatively, you may be able to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these services, if available to you, can be found on the enclosed Proxy Card or voting instruction form. By following these instructions, your shares will be voted even if you are unable to attend the Annual Meeting. If you attend the Annual Meeting and prefer to vote in person or change your proxy vote, you may of course do so.

Attendance at the Annual Meeting. Please note that space limitations make it necessary to limit attendance to stockholders. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and seating will begin at 9:30 a.m. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport, prior to admission to the Annual Meeting. Stockholders holding stock through a broker, bank or other nominee (“street name” holders) will need to bring a copy of a brokerage or other similar statement reflecting stock ownership as of the close of business on March 24, 2008. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Thank you for your participation in these initiatives.

Sincerely,

Jessica M. Bibliowicz Chairman, President and Chief Executive Officer

April 14, 2008

National Financial Partners Corp.

787 Seventh Avenue, 11th Floor

New York, NY 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 21, 2008

To the Stockholders of

NATIONAL FINANCIAL PARTNERS CORP.:

The Annual Meeting of Stockholders of National Financial Partners Corp., a Delaware corporation (the “Company”), will be held on Wednesday, May 21, 2008, at 10:00 a.m. EDT, at the Rainbow Room, Empire Suite, 30 Rockefeller Plaza, 64th Floor, New York, NY 10112, for the following purposes:

(1)	To elect seven directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

(3)	To transact such other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof.

Stockholders of record of the Company’s common stock at the close of business on March 24, 2008 will be entitled to notice of, and to vote on, all matters presented at the Annual Meeting and at any adjournments or postponements thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2008: The Proxy Statement and the 2007 Annual Report to Stockholders are attached. Pursuant to new rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to the Company’s proxy materials both by sending you this full set of proxy materials, including a Proxy Card, and by notifying you of the availability of the Company’s proxy materials on the Internet. The Proxy Statement and the 2007 Annual Report to Stockholders are available at the Company’s Web site at http://www.nfp.com/ir. Additionally, and in accordance with new SEC rules, you may access the Proxy Statement and the 2007 Annual Report to Stockholders at http://ww3.ics.adp.com/streetlink/nfp, which does not have “cookies” that identify visitors to the site.

WE ASK THAT YOU VOTE PRIOR TO THE ANNUAL MEETING TO ENSURE THAT YOUR SHARES ARE REPRESENTED. YOU MAY VOTE EITHER BY MARKING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR USING TELEPHONE OR INTERNET VOTING, IF AVAILABLE. SIGNING AND RETURNING THE PROXY CARD WILL NOT PROHIBIT YOU FROM ATTENDING THE ANNUAL MEETING. PLEASE REFER TO THE PROXY CARD OR OTHER VOTING INSTRUCTIONS INCLUDED WITH THESE PROXY MATERIALS FOR GUIDANCE ON VOTING BY TELEPHONE OR VIA THE INTERNET.

By Order of the Board of Directors,

Douglas W. Hammond Executive Vice President, General Counsel and Corporate Secretary

April 14, 2008

PROXY STATEMENT TABLE OF CONTENTS

National Financial Partners Corp.

787 Seventh Avenue, 11th Floor

New York, NY 10019

PROXY STATEMENT

Annual Meeting of Stockholders

Wednesday, May 21, 2008

INTRODUCTION

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy Card are being furnished to the holders of common stock, par value $0.10 per share (the “Common Stock”), of National Financial Partners Corp. (“NFP” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors”) for use at the 2008 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Rainbow Room, Empire Suite, 30 Rockefeller Plaza, 64th Floor, New York, NY 10112, on Wednesday, May 21, 2008, at 10:00 a.m. EDT, and at any adjournments or postponements thereof. These proxy materials are being distributed on or about April 14, 2008 to stockholders of record at the close of business on March 24, 2008 of the Common Stock.

If you are a “holder of record” (that is, if your shares are registered in your own name with NFP’s transfer agent), you may vote by using the enclosed Proxy Card. The Board of Directors has designated the officers of NFP named on the Proxy Card as proxies. A stockholder who wishes to appoint another person as his or her proxy at the Annual Meeting may do so by completing and delivering a different form of proxy to the Company. You must sign and date the Proxy Card and return it in the enclosed postage paid envelope. As a holder of record, you may also vote by telephone, or electronically through the Internet, by following the instructions included with your Proxy Card. If you are a holder of record and attend the Annual Meeting, you may deliver your completed Proxy Card in person.

If you hold your shares in “street name” (that is, if you hold your shares through a broker, bank or other nominee), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other nominee to see which voting options are available to you. If you want to vote in person at the Annual Meeting and hold your shares in street name, you must obtain an additional proxy from your bank, broker or other nominee authorizing you to vote. You must bring the additional proxy to the Annual Meeting.

If you would like to change your vote, you should:

•	Send in a new Proxy Card with a later date; or

•	Cast a new vote by telephone or through the Internet.

If you vote your proxy before the Annual Meeting, you may still attend the Annual Meeting, and if the Company is able to verify that you are a holder of record, you may change your previously submitted proxy by voting again in person. The last proxy properly submitted by you before voting is closed at the Annual Meeting will be counted. If you wish to revoke rather than change your vote, the Company must receive a written revocation prior to the closing of the vote at the Annual Meeting. A written revocation must be sent to the Corporate Secretary at National Financial Partners Corp., 787 Seventh Avenue, 11th Floor, New York, NY 10019. Revocation by written notice to the Corporate Secretary of the Company, or a vote change by submission of a later proxy, will not affect a vote on any matter that is taken by the Company prior to the receipt of the notice or later proxy. A stockholder’s mere presence at the Annual Meeting will not change or revoke the appointment of such stockholder’s proxy. If not changed or revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder.

Unless you give other instructions on your Proxy Card, or, if available, by telephone or through the Internet, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are set forth below together with the description of each item in this Proxy Statement. In summary, the Board of Directors recommends a vote:

•	FOR the election of the slate of directors described in this Proxy Statement (Proposal I); and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year (Proposal II).

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors, or, if no recommendation is given, in their own discretion.

The Company encourages stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. The Company has designated an independent third party, BNY Mellon Shareowner Services (“Mellon”), to receive and tabulate stockholder votes. Stockholder votes on any particular issue will be kept confidential and will not be disclosed to the Company or any of its officers or employees except (i) where disclosure is required by applicable law, (ii) where disclosure of a vote of a stockholder is expressly requested by such stockholder or (iii) where the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

This solicitation is being made by NFP. All expenses incurred in connection with this solicitation will be borne by NFP. Directors, officers and other employees of NFP also may solicit proxies, without additional compensation, by telephone, in person or otherwise. In addition, the Company requests that brokerage firms, nominees, custodians and fiduciaries forward proxy materials to the beneficial owners of shares held of record by such persons and agrees to reimburse such persons and the Company’s transfer agent for reasonable out-of-pocket expenses incurred in forwarding such materials upon request.

VOTING SECURITIES

Stockholders of record of Common Stock at the close of business on March 24, 2008, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each outstanding share of Common Stock entitles the holder thereof to one vote with respect to each matter properly brought before the Annual Meeting. On March 24, 2008, 180,000,000 shares of Common Stock were authorized, 43,376,920 shares of Common Stock were issued and 39,501,513 shares of Common Stock were outstanding. The presence in person or by proxy at the Annual Meeting of the stockholders of record of a majority of the outstanding shares of Common Stock constitutes a quorum for the transaction of business at the Annual Meeting. Thus, the presence in person or by proxy of holders of at least 19,750,758 shares of Common Stock is required to establish a quorum.

Votes Required

Proxies received but marked as “abstain” or “withhold authority” and broker non-votes will be included in the calculation of the number of votes considered to be “present” at the Annual Meeting for determining whether a quorum exists. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to the proposal and has not received voting instructions from the beneficial owner. In the event of a broker non-vote with respect to any proposal properly brought before the Annual Meeting, the proxy will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed a vote cast on that proposal and will have no effect on the outcome of the vote.

Proposal I. Election of Directors. The affirmative vote of a majority of the votes cast with respect to the matter by stockholders entitled to vote at the Annual Meeting is required for the election of directors. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld with respect to the election of one or more nominees will have the same effect as a vote against such nominee or nominees.

Proposal II. Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast with respect to the matter by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year. An abstention from voting on this matter will be counted as a vote cast with respect to this proposal and will have the same effect as a vote against the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

The following table lists stockholders that are known to the Company to beneficially own more than 5% of the outstanding Common Stock as of April 1, 2008. As of April 1, 2008, 39,531,822 shares of Common Stock were outstanding.

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Class
OppenheimerFunds, Inc.(2) Oppenheimer Small- & Mid- Cap Value Fund Two World Financial Center 225 Liberty Street, 11th Floor New York, NY 10281	6,015,478	15.2%
FMR LLC(3) 82 Devonshire Street Boston, MA 02109	5,008,220	12.7%
Janus Capital Management LLC(4) 151 Detroit Street Denver, CO 80206	4,132,468	10.4%
William Blair & Company, L.L.C.(5) 222 W. Adams Chicago, IL 60606	1,993,620	5.0%

(1)	Beneficial ownership is a term broadly defined under Securities and Exchange Commission (“SEC”) rules and regulations.
(2)	The information contained in this table is based on Amendment No. 2 to Schedule 13G filed with the SEC on February 5, 2008 by OppenheimerFunds, Inc. and Oppenheimer Small- & Mid- Cap Value Fund, which amends Amendment No. 1 to Schedule 13G filed with the SEC on December 6, 2007 by OppenheimerFunds, Inc. OppenheimerFunds, Inc. has shared voting and dispositive power with respect to 6,015,478 shares of Common Stock, as to which shares it disclaims beneficial ownership of pursuant to Rule 13d-4 under the Securities Exchange Act of 1934 (the “Exchange Act”). Oppenheimer Small- & Mid- Cap Value Fund is the beneficial owner of 2,000,000 of the 6,015,478 shares of Common Stock and has shared voting and dispositive power with respect to such 2,000,000 shares of Common Stock.
(3)	The information contained in this table is based on Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2008, which amends the Schedule 13G filed with the SEC on July 10, 2007 by FMR LLC (“FMR”). The amount disclosed represents 4,051,750 shares of Common Stock beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and a registered investment adviser, as a result of acting as investment adviser to various investment companies (the “Funds”) registered under the Investment Company Act of 1940 (the “1940 Act”). Edward C. Johnson 3d (Chairman of FMR) and FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 4,051,750 shares of Common Stock owned by the Funds. Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares of FMR will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the 1940 Act, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares of Common Stock owned directly by the Funds, which power resides with the Funds’ boards of trustees. Fidelity votes such shares under written guidelines established by the Funds’ boards of trustees.

The amount disclosed also represents 137,699 shares of Common Stock beneficially held by Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR and a registered investment adviser, as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds or investment companies registered under the 1940 Act owning such shares. Edward C. Johnson 3d and FMR, through its control of PGALLC, each has sole dispositive power over such shares and sole power to vote or to direct the voting of such shares.

The amount disclosed also represents 196,100 shares of Common Stock beneficially held by Pyramis Global Advisors Trust Company (“PGATC”), a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act, as a result of its serving as investment manager of the institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of PGATC, each has sole dispositive power over such shares and sole power to vote or to direct the voting of such shares.

Fidelity International Limited (“FIL”) and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors (the “International Funds”). The amount disclosed also represents 622,671 shares of Common Stock beneficially held by FIL. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d (Chairman of FMR and FIL) or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR and FIL are separate and independent corporate entities, and their boards of directors are generally composed of different individuals. FMR and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) of the Exchange Act and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation within the meaning of Rule 13d-3 under the Exchange Act. FIL has sole dispositive power over 622,671 shares of Common Stock owned by the International Funds. FIL has sole power to vote or direct the voting of 615,071 of such shares and no power to vote or direct the voting of 7,600 of such shares.

(4)	The information contained in this table is based on Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2008 which amends the Schedule 13G filed with the SEC on February 14, 2007, as amended by Amendment No. 1 to Schedule 13G filed with the SEC on December 11, 2007 by Janus Capital Management LLC (“Janus”). Janus has an indirect 86.5% ownership stake in Enhanced Investment Technologies LLC (“Intech”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”). Due to this ownership structure, holdings for Janus, Perkins Wolf and Intech are aggregated for purposes of this table. Janus, Perkins Wolf and Intech are registered investment advisers, each furnishing investment advice to various investment companies registered under the 1940 Act and to individual and institutional clients (collectively, the “Managed Portfolios”) with sole voting and dispositive power over such shares. As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus may be deemed to be the beneficial owner of 4,132,468 shares of Common Stock held by such Managed Portfolios. Janus does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.
(5)	The information contained in this table is based on the Schedule 13G filed with the SEC on January 9, 2008 by William Blair & Company, L.L.C. (“William Blair”). William Blair has sole voting and dispositive power with respect to the shares of Common Stock listed in this table.

Named Executive Officers and Directors

The following table lists the beneficial ownership of Common Stock, as of April 1, 2008, by each Named Executive Officer (as defined below) and each director, as well as by all directors, Named Executive Officers and other current executive officers as a group.

Name and Address*	Shares Beneficially Owned Excluding Options(1)	Options Exercisable Within 60 Days(2)	Total Beneficial Ownership	Percent of Class
Named Executive Officers(3) and Directors
Jessica M. Bibliowicz(4)	147,366	560,000	707,366	1.8%
Mark C. Biderman	29,927	179,825	209,752	**
Robert R. Carter(5)	102,410	34,000	136,410	**
Douglas W. Hammond	7,071	4,000	11,071	**
Jeffrey A. Montgomery(6)	35,178	—	35,178	**
Stephanie W. Abramson	4,028	15,000	19,028	**
Arthur S. Ainsberg	11,528	15,000	26,528	**
R. Bruce Callahan	74,463	—	74,463	**
John A. Elliott	4,628	5,000	9,628	**
Shari Loessberg	2,528	10,000	12,528	**
Kenneth C. Mlekush	12,528	5,000	17,528	**
All executive officers and directors as a group (14 persons)(7)	325,338	844,046	1,169,384	3.0%

*	All addresses are c/o National Financial Partners Corp., 787 Seventh Avenue, 11th Floor, New York, NY 10019.
**	Less than 1.0% of the outstanding shares of Common Stock.
(1)	To NFP’s knowledge, all Named Executive Officers and directors beneficially own the shares shown next to their names either in their sole names or jointly with their spouses, unless indicated otherwise below.
(2)	Reflects options held by each person granted under one or more of NFP’s Stock Incentive Plans (as defined below) that are or will become exercisable within 60 days of April 1, 2008.
(3)	The Company’s Named Executive Officers include the Company’s Chief Executive Officer (the “CEO”), Chief Financial Officer (the “CFO”) and its next three most highly compensated executive officers, other than the CEO and the CFO, each of whom is listed in the Summary Compensation Table below.
(4)	Ms. Bibliowicz owns 2,000 shares of Common Stock jointly with her children.
(5)	Effective March 31, 2008, Mr. Carter resigned as President of NFP Insurance Services, Inc. (“NFPISI”).

(6)	Effective February 29, 2008, Mr. Montgomery resigned as Chief Executive Officer of NFP Securities, Inc. (“NFPSI”) and Chief Operating Officer of NFPISI.
(7)	Excludes shares of Common Stock owned or options held by Messrs. Carter and Montgomery who were no longer executive officers of the Company at April 1, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that NFP’s executive officers and directors and persons who beneficially own more than 10% of the Company’s outstanding Common Stock file certain reports of beneficial ownership of Common Stock and changes in such ownership with the SEC and provide copies of these reports to NFP. Based solely on NFP’s review of these reports and written representations furnished to NFP, NFP believes that, except as reported below, all reports required to be filed by each of the reporting persons during the year ended December 31, 2007 were filed in a timely manner and were accurate in all material respects. Kenneth C. Mlekush, a current director of NFP, failed to timely file a Form 4 to report his acquisition, in January 2007, of 500 shares of Common Stock upon the vesting of restricted stock units (“RSUs”) previously awarded to Mr. Mlekush. Upon discovery of this oversight, this transaction was subsequently reported. In addition, R. Bruce Callahan, a current director of the Company, erroneously underreported the number of shares of Common Stock he beneficially owned at the time of filing a Form 3 and two Form 4s in 2007. Upon discovery of this oversight, the accurate number of shares of Common Stock beneficially owned by Mr. Callahan was subsequently reported.

INFORMATION ABOUT THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is information concerning the Company’s directors who are standing for reelection at the Annual Meeting and executive officers as of April 1, 2008.

Name	Age	Position
Jessica M. Bibliowicz	48	Chairman, President and Chief Executive Officer
Mark C. Biderman(1)	62	Executive Vice President and Chief Financial Officer
James R. Gelder	59	Chief Executive Officer of NFPISI
Michael N. Goldman(2)	35	Senior Vice President, Head of Mergers and Acquisitions
Douglas W. Hammond(3)	42	Executive Vice President and General Counsel
Elliot M. Holtz	44	Executive Vice President, Marketing and Firm Operations
Daniel J. Young	41	Chief Executive Officer and President of NFPSI
Robert S. Zuccaro	51	Executive Vice President and Chief Accounting Officer
Stephanie W. Abramson	63	Director
Arthur S. Ainsberg	61	Director
R. Bruce Callahan	68	Director
John A. Elliott	62	Director
Shari Loessberg	47	Director
Kenneth C. Mlekush	69	Director

(1)	On April 7, 2008, the Company announced that Mr. Biderman was named Vice Chairman of the Company. Mr. Biderman will continue as the Company’s CFO until his successor is named at which time he will resign as CFO.
(2)	On April 7, 2008, the Company announced that Mr. Goldman was promoted to Executive Vice President, Head of Mergers and Acquisitions.
(3)	On April 7, 2008, the Company announced that Mr. Hammond was named Chief Operating Officer of the Company. Mr. Hammond will continue as the Company’s General Counsel until his successor is named at which time he will resign as General Counsel.

Jessica M. Bibliowicz. Ms. Bibliowicz has served as NFP’s President and Chief Executive Officer since April 1999 and as a director since June 1999 and as Chairman of the Board of Directors since June 2003. From June 1997 to April 1999, Ms. Bibliowicz served as President of John A. Levin & Co., a registered investment advisor. From January 1994 to June 1997, Ms. Bibliowicz served as Executive Vice President and Head of Smith Barney Mutual Funds. Since May 2006, Ms. Bibliowicz has served as a director of The Asia Pacific Fund, Inc. Ms. Bibliowicz is also a member of the Board of Overseers of the Weill Medical College and Graduate School of Medical Sciences of Cornell University and serves on the Board of Directors of Riverdale Country School and John Jay College Foundation. Ms. Bibliowicz received an A.B. from Cornell University.

Mark C. Biderman. Mr. Biderman has served as NFP’s Executive Vice President and Chief Financial Officer since November 1999. From May 1987 to October 1999, Mr. Biderman served as Managing Director and Head of the Financial Institutions Group in the Corporate Finance Department of CIBC World Markets Group and its predecessor, Oppenheimer & Co., Inc. Mr. Biderman serves on the Board of Governors of the Hebrew Union College Jewish Institute of Religion, the Board of Trustees of the Lower East Side Tenement Museum and the Advisory Council of the Program in Judaic Studies of Princeton University. Mr. Biderman received his B.S.E. from Princeton University and his M.B.A. from Harvard Business School.

James R. Gelder. Mr. Gelder has served as Chief Executive Officer of NFPISI and Executive Vice President, NFP since July 2007. From 2002 until prior to joining NFP, Mr. Gelder served as head of the life insurance business distribution organization for ING U.S. Financial Services, where he was responsible for all individual retail life insurance distribution. Mr. Gelder joined ING as co-Chief Executive Officer of Life Operations through its acquisition of ReliaStar in 2000. From 1995 through 2000, he held a variety of positions with increasing responsibility at ReliaStar, including Head of Life Marketing and Life Operations and President and Chief Executive Officer of Security-Connecticut Life, a ReliaStar subsidiary. Prior to that, Mr. Gelder was with ReliaStar’s predecessor, Northwestern National Life. In 1983, he founded Northwest Marketing Resources, Inc. and ran its brokerage and high net worth retail life practice. Mr. Gelder began his career with Northwestern

Life Insurance Company in 1973. Mr. Gelder attended Southern California College and graduated from Dartmouth College’s Tuck Executive Program. Mr. Gelder received his CLU from the American College.

Michael N. Goldman. Mr. Goldman joined NFP in March 2001 and has served as NFP’s Senior Vice President, Head of Mergers and Acquisitions since January 2005 and served as NFP’s Senior Vice President and Associate General Counsel from June 2004 to January 2005. Prior to joining NFP, Mr. Goldman was associated with RSL COM U.S.A., Inc. from June 2000 to March 2001. From 1997 to 2000, Mr. Goldman was an associate in the Mergers & Acquisitions department of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Goldman received his B.A. from Yale University and J.D. from Columbia University School of Law.

Douglas W. Hammond. Mr. Hammond joined NFP in November 1999 and has served as NFP’s Executive Vice President and General Counsel since January 2004 and served as NFP’s Executive Vice President and Deputy General Counsel from December 2002 to January 2004. Prior to joining NFP, Mr. Hammond was associated with the law firm of LeBoeuf, Lamb, Greene & MacRae, LLP, where he specialized in corporate insurance and regulatory matters, for the period from March 1998 to November 1999. From 1995 to March 1998, Mr. Hammond held various legal and business positions in the financial institutions division of Gulf Insurance Group, Inc., a specialty lines insurance company formerly headquartered in New York City. Mr. Hammond serves on the Trustees Advisory Council to the Board of Trustees of Fairfield University. Mr. Hammond received his B.A. from Fairfield University and J.D. from St. John’s University School of Law.

Elliot M. Holtz. Mr. Holtz joined NFP in August 1999 and has served as NFP’s Executive Vice President, Marketing and Firm Operations since December 2002 and served as Senior Vice President, Marketing and Firm Operations prior to that. From 1997 until immediately prior to joining NFP, Mr. Holtz was a partner at Orion Healthcare Consulting Group, an insurance consulting firm. From 1994 to 1997, Mr. Holtz was with UnitedHealthcare, ultimately running its health plan operations in the Pennsylvania and Delaware markets. Prior to that, Mr. Holtz was with Metropolitan Life Insurance Company’s Institutional Operations. Mr. Holtz serves on the Board of Trustees of the Academy In Manayunk, a learning disabled school. Mr. Holtz also serves on the Board of Directors of Aish HaTorah Philadelphia. Mr. Holtz received his B.B.A. from George Washington University.

Daniel J. Young. Mr. Young has served as President and Chief Executive Officer of NFPSI since February 2008 and served as President and Chief Operating Officer of NFPSI from November 2007 until February 2008. Prior to joining NFP, from April 1999 to November 2007, Mr. Young worked for New York Life Insurance Company, most recently as President and CEO of NYLIFE Securities, New York Life’s broker-dealer subsidiary, and Eagle Strategies, New York Life’s registered investment advisor. Since May 2004 Mr. Young has served as an Adjunct Professor of Law at Cardozo Law School and New York Law School. Mr. Young received a B.A. from Stanford University and a J.D. from the University of Chicago and has also earned his CLU, ChFC and CASL designations.

Robert S. Zuccaro. Mr. Zuccaro has served as NFP’s Executive Vice President and Chief Accounting Officer since February 2005 and served as Senior Vice President and Chief Accounting Officer from July 2003 to February 2005. From June 1998 through July 2003, Mr. Zuccaro was Vice President and Chief Financial Officer of Gabelli Asset Management Inc., a publicly traded registered investment advisor and broker-dealer. From 1984 through 1997, Mr. Zuccaro served as Vice President and Treasurer of Cybex International, Inc., a publicly traded manufacturer of medical, rehabilitative and fitness products. Prior to joining Cybex, Mr. Zuccaro was with Shearson Lehman Brothers and Ernst & Young LLP. Mr. Zuccaro received his B.S. in Accounting from C.W. Post College and is a certified public accountant.

Stephanie W. Abramson. Ms. Abramson has served as a director since August 2003. Since July 2005, Ms. Abramson has served as Executive Vice President and General Counsel of DoubleClick Inc., an online advertising technology products and services company. Ms. Abramson was a lawyer and consultant in private practice from January 2003 to June 2005. From February 2001 to January 2003, Ms. Abramson served as Chief

Legal Officer and Chief Corporate Development Officer of Heidrick & Struggles International, Inc. From June 1995 to November 2000, Ms. Abramson served as Executive Vice President, General Counsel and Secretary of Young & Rubicam Inc. Prior to joining Young & Rubicam Inc., Ms. Abramson was a Partner with Morgan, Lewis & Bockius. Ms. Abramson has been a member of various committees of the New York City Bar Association. Ms. Abramson received a B.A. in Government from Radcliffe College of Harvard University and a J.D. from New York University School of Law.

Arthur S. Ainsberg. Mr. Ainsberg has served as a director since July 2003. Mr. Ainsberg has served as a director, Chairman of the Audit Committee and member of the Compliance Committee of Nomura Securities, International, Inc. since 1996. Mr. Ainsberg served as Chairman of the New York State Board for Public Accountancy from 1999 to 2000 and was a member of the Board from 1993 to 2001. From 1998 to 2000, he was a member of the Board of District 10 of the National Association of Securities Dealers. Mr. Ainsberg was Chief Operating Officer at two investment partnerships, Brahman Capital Corp. from 1996 to 2000 and Bessent Capital Corp. during 2001. In December 2003, Mr. Ainsberg was appointed, under the Global Research Analyst Settlement, the Independent Consultant for Morgan Stanley & Co. and is responsible for selecting and monitoring the providers of independent research for the clients of Morgan Stanley. Mr. Ainsberg is a certified public accountant and received a B.B.A. in Accounting and an M.B.A. in Finance from Baruch College.

R. Bruce Callahan. Mr. Callahan has served as a director since May 2007. Mr. Callahan has also served as Chairman Emeritus of NFPISI since January 2006 and currently serves in various supervisory capacities and has an active role in carrier and producer relations and career development at NFPISI. Mr. Callahan served as Chairman and Chief Executive Officer of NFPISI from January 1999 to December 2005. Mr. Callahan also served as an NFP director from October 2000 to August 2003. Prior to that, he shared a directorship with Mr. Carter, through which they shared one vote, from June 1999 to October 2000. From April 1987 to January 1999, Mr. Callahan was a founder and managing partner of Partner Holdings, Inc. before it was acquired by NFP in January 1999. Mr. Callahan has a B.A. from Dartmouth College and an M.B.A. from Harvard Business School.

John A. Elliott. Dr. Elliott has served as a director since March 2005. Since September 2002, Dr. Elliott has served as Vice President of Baruch College, Dean of the Zicklin School at Baruch College and the Irwin and Arlene Ettinger Chair in Accountancy at the Zicklin School. Prior to joining the Zicklin School, Dr. Elliott served as an Associate Dean of the Johnson Graduate School of Management at Cornell University from 1996 to 2002 and held various professorship positions at Cornell University from 1982 to 2002. Dr. Elliott has served as a director of the Graduate Management Admissions Council since June 2004 and has served as a director of Liquidnet Holdings, Inc., a private company, since June 2005. Dr. Elliott is a certified public accountant and received a B.S. in Economics, an M.B.A. from the University of Maryland and a Ph.D. in Accounting from Cornell University.

Shari Loessberg. Ms. Loessberg has served as a director since August 2003. Since September 1999, Ms. Loessberg has served as Senior Lecturer at the Massachusetts Institute of Technology Sloan School of Management. In July 2000, Ms. Loessberg co-founded Zeta Networks, an optical networking components firm, and served as its Chief Operating Officer until May 2002. Ms. Loessberg served as President of the strategy firm Big World from May 1998 to June 2000. For the five years prior to that, Ms. Loessberg was in Moscow, Russia, serving as Partner, Director and General Counsel of the firm now known as UBS Russia. Ms. Loessberg received an A.B. in English Literature from Georgetown University and a J.D. from the University of Texas School of Law.

Kenneth C. Mlekush. Mr. Mlekush has served as a director since June 2005. Mr. Mlekush served as Vice Chairman of Jefferson-Pilot Life Insurance Company from October 2002 to April 2004 and held various executive officer positions at Jefferson-Pilot Life Insurance Company from January 1993 to April 2004, including President from April 1998 to October 2002. Mr. Mlekush served as a trustee of the American College from 2000 to December 2005. Mr. Mlekush has served as a director of Pan American Life Insurance Company since June 2005. Mr. Mlekush received his B.A. in History and Political Science from the University of Montana.

CORPORATE GOVERNANCE

Board of Directors

Meetings

The Board of Directors oversees NFP’s business and directs NFP’s management. The Board of Directors does not involve itself with the day-to-day operations and implementation of NFP’s business. Instead, the Board of Directors meets periodically with management to review NFP’s performance and NFP’s future business strategy. Members of the Board of Directors also regularly consult with management. The Board of Directors met 18 times during 2007. Each director attended, either in person or by telephone, at least 75% of the aggregate of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during 2007 (in each case, which were held during the period for which he or she was a director).

Independence

The Nominating and Corporate Governance Committee and the Board of Directors each undertook their annual review of director independence in February 2008. During these reviews, the Nominating and Corporate Governance Committee and the Board of Directors considered SEC and the New York Stock Exchange (the “NYSE”) requirements regarding director independence and also NFP’s Guidelines for Selection of Directors (“NFP’s Director Guidelines”), which are attached as Appendix A to this Proxy Statement. NFP’s Director Guidelines contain the formal director qualification and independence standards adopted by the Board of Directors. The independence standards set forth the criteria by which director independence will be determined and include: (i) prohibitions on material relationships with the Company, (ii) limitations on employment of a director or his or her immediate family members with the Company, (iii) limitations on the receipt of direct compensation from the Company, (iv) prohibitions on affiliation with the Company’s present or former auditors and (v) restrictions on commercial relationships. As a result of these reviews, the Nominating and Corporate Governance Committee recommended to the Board of Directors, and the Board of Directors determined, that each of the Company’s directors, other than Ms. Bibliowicz, who is the CEO of the Company, and Mr. Callahan, who is an employee of NFPISI, is “independent” within the meaning of the requirements of both the SEC and NYSE and under NFP’s Director Guidelines. Except as disclosed in this Proxy Statement, each independent member of the Board of Directors has no relationship with the Company.

Stockholder Communications

The Company has adopted a procedure by which stockholders may send communications to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of the Corporate Secretary, National Financial Partners Corp., 787 Seventh Avenue, 11th Floor, New York, NY 10019. In late May 2008, the Company plans to move its corporate headquarters to 340 Madison Avenue, 19th Floor, New York, NY 10173, and after June 1, 2008, communications should be directed to the new address. Any communications received will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the entire Board of Directors.

The Company’s independent directors meet in regularly scheduled executive sessions without employees of the Company present in order to freely evaluate the performance of the Company’s management. In addition, the Company’s non-management directors meet in regularly scheduled executive sessions without management of the Company present. The Chairman of the Nominating and Corporate Governance Committee serves as the presiding director at executive sessions of the independent directors and the non-management directors. Stockholders and other interested persons may contact the presiding director or the non-management directors as a group by sending an e-mail to presidingdirector@nfpexternal.com.

Attendance at Annual Meeting of Stockholders

The Company believes that it is important for members of the Board of Directors to attend the Company’s annual meetings of stockholders and, therefore, adopted a policy encouraging all directors to use their best efforts to attend all annual meetings. All of the Company’s directors attended the 2007 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board of Directors also conducts business through certain committees, including: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. In 2007, the Nominating and Corporate Governance Committee met five times, the Audit Committee met nine times and the Compensation Committee met nine times. The composition, purpose and responsibilities of each committee are set forth below.

The Nominating and Corporate Governance Committee

The primary responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	To identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors;

•	To advise the Board of Directors with respect to the Board composition, procedures and committees and corporate governance principles applicable to the Company; and

•	To oversee the evaluation of the Board of Directors and the Company’s management.

The Nominating and Corporate Governance Committee is composed of the following three directors: Mr. Mlekush (Chairman), Mr. Ainsberg and Ms. Loessberg. Each member of the Nominating and Corporate Governance Committee has been determined by the Board of Directors to be “independent” within the meaning of the rules of the NYSE. The Nominating and Corporate Governance Committee is governed by a charter that has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Nominating and Corporate Governance Committee. In connection with such review and assessment, in November 2007, the Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, adopted an Amended and Restated Nominating and Corporate Governance Committee Charter. A copy of the Amended and Restated Nominating and Corporate Governance Committee Charter is available on the Company’s Web site at http://www.nfp.com/ir and is available in print free of charge to any stockholder of the Company who requests it.

Selection and Nomination of Directors

The Nominating and Corporate Governance Committee identifies candidates to the Board of Directors by introduction from members of the Board of Directors, management, employees and other sources. The Nominating and Corporate Governance Committee may also retain a third-party search firm for assistance in identifying candidates, although the Nominating and Corporate Governance Committee did not utilize the services of such a firm in 2007.

The Nominating and Corporate Governance Committee will also consider nominees recommended by stockholders. NFP’s Director Guidelines provide that nominees recommended by stockholders should be given appropriate consideration in the same manner as other nominees. Pursuant to NFP’s Amended and Restated By-Laws, stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at the Company’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) may do so by delivering written notice, from November 21, 2008 through January 21, 2009, of such nominees’ names to National Financial Partners Corp., 340 Madison Avenue, 19th Floor, New York, NY 10173, Attention: Secretary. Any such stockholder must (i) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to notice of and to vote at the 2009 Annual Meeting and (ii) meet the minimum eligibility requirements specified in Exchange Act Rule 14a-8. Any such notice must set forth (i) as to the candidate(s) whom the stockholder proposes to nominate as a director (a) the written consent of the candidate(s) for nomination as a director, (b) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (c) all information regarding the candidate(s) that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors, and (ii) as to the stockholder giving the notice (a) evidence in accordance with Exchange Act Rule 14a-8 of compliance with the stockholder eligibility requirements, (b) a description of all arrangements or understandings between such stockholder and each candidate and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (c) a representation that such stockholder intends to appear in person or by proxy at the 2009 Annual Meeting to nominate the persons named in its notice and (d) any other information relating to such stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors. No candidates for director nominations were submitted by any stockholder in connection with the Annual Meeting.

In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into consideration NFP’s Director Guidelines, the Company’s Corporate Governance Guidelines, the Company’s policy regarding stockholder-recommended director candidates, as set forth above, and all other factors deemed appropriate by the Nominating and Corporate Governance Committee. However, the Nominating and Corporate Governance Committee’s determination is made based primarily on the following criteria: (i) judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business, (ii) diversity of viewpoints, backgrounds, experiences and other demographics, (iii) business or other relevant experience and (iv) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is effective, collegial and responsive to the Company’s needs. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail prior to recommending them to the Board of Directors. Once a candidate is identified whom the Nominating and Corporate Governance Committee and the Board of Directors want to move toward nomination, the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board of Directors enter into discussions with that nominee.

In addition, prior to nominating any director for re-election, the Nominating and Corporate Governance Committee engages in a formal review process to evaluate the performance of such director and the suitability of such director remaining on the Board of Directors. As part of the review process, each of the Company’s directors completes an evaluation form for each other member of the Board of Directors. The results of the evaluations are discussed at meetings of the Nominating and Corporate Governance Committee and the Board of Directors and, subsequently, with each director individually.

Corporate Governance Policies

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics (the “Code of Business Conduct”) and a Code of Ethics for the Company’s Chief Executive Officer and Senior Financial Officers (the “Code of Ethics”). The Nominating and Corporate Governance Committee regularly reviews the Company’s corporate governance policies in light of best practices and legal, regulatory and corporate governance changes and recommends changes to such policies to the Board of Directors for consideration. In connection with such review, in August 2007, the Nominating and Corporate Governance Committee amended the Company’s Corporate Governance Guidelines, Code of Business Conduct and Code of Ethics. Copies of these corporate governance policies, and the recent amendments to the Code of Business Conduct and Code of Ethics, are available on the Company’s Web site at http://www.nfp.com/ir and written copies of such policies may be obtained by any stockholder upon request without charge by writing to the Corporate Secretary, National Financial Partners Corp., 787 Seventh Avenue, 11th Floor, New York, NY 10019. After June 1, 2008, such requests should be directed to the Company’s new corporate headquarters address at 340 Madison Avenue, 19th Floor, New York, NY 10173.

The Audit Committee

The primary responsibilities of the Audit Committee are to assist the Board of Directors in its oversight of:

•	The integrity of the Company’s financial statements;

•	The Company’s compliance with legal and regulatory requirements;

•	The Company’s independent registered public accounting firm’s qualifications, performance and independence;

•	The performance of the Company’s internal audit function; and

•	The Company’s management of market, credit, liquidity and other financial and operational risks.

The Audit Committee is composed of the following three directors: Mr. Elliott (Chairman), Ms. Abramson and Mr. Ainsberg. Each member of the Audit Committee has been determined by the Board of Directors to be “independent” within the meaning of the NYSE’s listing standards and Rule 10A-3 of the Exchange Act. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that the Audit Committee Chairman, Mr. Elliott, and Mr. Ainsberg have accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and are “audit committee financial experts” within the meaning of the rules of the SEC. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Audit Committee conducted its annual review of the charter in November 2007 and determined that no changes to the charter were recommended or required by applicable law at that time. A copy of the Audit Committee Charter is available on the Company’s Web site at http://www.nfp.com/ir and is available in print free of charge to any stockholder of the Company who requests it.

The Audit Committee and the Board of Directors have developed the Company’s Whistleblower Protection Procedures, which, among other things, set forth procedures for the Audit Committee to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding accounting or auditing matters. A copy of the Company’s Whistleblower Protection Procedures is available on the Company’s Web site at http://www.nfp.com/ir.

Audit Committee Report

Management is responsible for the preparation and integrity of the Company’s financial statements. The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2007 and met with both management and the Company’s independent registered public accounting firm to discuss those financial statements, including the critical accounting policies on which the financial statements are based.

The Audit Committee received from, and discussed with, the external auditors their written disclosure and letter regarding their independence from the Company as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the external auditors any matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

AUDIT COMMITTEE

John A. Elliott (Chairman)

Stephanie W. Abramson

Arthur S. Ainsberg

The Compensation Committee

The primary responsibilities of the Compensation Committee are as follows:

•	To oversee the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans; and

•	To approve all salary levels and incentive awards for executive officers.

The Compensation Committee is composed of the following three directors: Ms. Abramson (Chairman), Ms. Loessberg and Mr. Mlekush. Each member of the Compensation Committee has been determined by the Board of Directors to be “independent” within the meaning of the rules of the NYSE, an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”) and a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee is governed by a charter that has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Compensation Committee. The Compensation Committee conducted its annual review of the charter in November 2007 and determined that no changes to the charter were recommended or required by applicable law at that time. A copy of the Compensation Committee Charter is available on the Company’s Web site at http://www.nfp.com/ir and is available in print free of charge to any stockholder of the Company who requests it.

The Compensation Committee administers NFP’s plans pursuant to which equity compensation awards have been granted, including the Amended and Restated 1998 Stock Incentive Plan, Amended and Restated 2000 Stock Incentive Plan, Amended and Restated 2000 Stock Incentive Plan for Principals and Managers, Amended and Restated 2002 Stock Incentive Plan and Amended and Restated 2002 Stock Incentive Plan for Principals and Managers (collectively, the “Stock Incentive Plans”). The Compensation Committee also administers the Management Incentive Plan pursuant to which performance-based compensation, including the annual bonus, to certain senior executives of the Company is determined.

The Compensation Committee decides the compensation of the Company’s executive officers, including the Named Executive Officers. The Compensation Committee considers the recommendations of the CEO and CFO in determining executive officer compensation and establishing the Company’s compensation plans and programs. However, the Compensation Committee exercises its full discretion in modifying any recommendations presented by the CEO and CFO.

The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors or consultants as it deems necessary to assist in the fulfillment of its responsibilities. In 2007, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consulting firm, to review the Company’s executive compensation program and to assess the competitiveness of the Company’s executive compensation program relative to market practices. FW Cook has no economic relationships with NFP other than the services it provides to the Compensation Committee, and FW Cook’s role is strictly limited to providing advice and guidance related to NFP’s executive and non-employee director compensation programs. Under the direction of and at the request of the Chairman of the Compensation Committee, FW Cook interacts with management as appropriate to obtain information and data necessary for its work on behalf of the Compensation Committee. Representatives of FW Cook attend meetings of the Compensation Committee at the invitation of the Chairman of the Compensation Committee.

The Chairman of the Compensation Committee determines the agendas for its meetings with the assistance of the CEO. Compensation Committee meetings are regularly attended by the CEO and Chairman of the Board of Directors, the CFO and the Company’s General Counsel although one or more officers of the Company are excused from time to time depending on the subject of the Compensation Committee’s deliberations. The Compensation Committee also regularly meets in executive session following meetings of the Compensation Committee. The Compensation Committee’s Chairman provides a report to the Board of Directors of the matters discussed and the actions taken at Compensation Committee meetings. The Company’s Legal Department and

Human Resources Department support the Compensation Committee in its duties and, along with certain committees comprised solely of the Company’s management, may be delegated authority to fulfill certain administrative duties regarding the Company’s compensation programs. These management committees include (i) the Investment Committee, which reviews the Company’s 401(k) Plan and Deferred Compensation Plan investment offerings, (ii) the Fiduciary Committee, which administers the Company’s 401(k) Plan and Deferred Compensation Plan and (iii) the Equity Incentive Plan Committee, which approves individual equity awards below an annual maximum to non-executive employees.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. The Compensation Committee reviews the level of compensation of directors on an annual basis and the Board of Directors, upon recommendation of the Compensation Committee, approves all director compensation. In setting director compensation, the Compensation Committee and the Board of Directors consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board of Directors. In addition, the Compensation Committee and the Board of Directors consider publicly available data describing director compensation in peer companies and survey data collected by the Company’s Legal Department.

All independent directors receive an annual retainer of $45,000 plus $2,000 for each Board of Directors or committee meeting attended in person and $1,000 per meeting attended telephonically. The Chairman of the Audit Committee receives an additional $20,000 per year, the Chairman of the Compensation Committee receives an additional $10,000 per year and the Chairman of the Nominating and Corporate Governance Committee receives an additional $5,000 per year.

In addition to cash compensation, independent directors typically receive a grant of stock-based compensation at the same time as the Company’s executive officers receive their annual long-term equity incentive compensation which has historically been awarded in November of each year. In 2007, the Compensation Committee elected to change the grant date of the annual long-term equity incentive compensation to the Company’s executive officers from November of each year to February of each year. As a result, the Company’s executive officers did not receive a long-term equity incentive compensation award in 2007 and the directors did not receive a grant of stock-based compensation during 2007. (See “Compensation Discussion & Analysis—Key Elements of the Company’s Executive Compensation Program—Timing of Equity Grants” below for more discussion on the change of the grant date of the long-term equity incentive compensation award to the Company’s executive officers.) However, each independent director has received grants of RSUs in prior fiscal years. Subject to the director’s continued service with the Company, these RSUs vest in three equal annual installments except that, in the event a change in control occurs with respect to NFP and any such director’s service is terminated without cause by NFP or for good reason by such director within six months prior to or 18 months after such change in control, such RSUs vest immediately. In addition, these RSUs also convey to the holder the right to receive dividend equivalents in the form of additional RSUs which are granted on each vesting date. As a result, though the independent directors did not receive a new grant of stock-based compensation during 2007, they did receive RSUs in 2007 as payment for dividend equivalents earned on RSUs granted in prior fiscal years.

On February 14, 2007, Mr. Mlekush received a grant of 500 RSUs in connection with his service as the Board of Directors liaison for NFP’s Advisory Council, an advisory committee comprised of principals of various NFP firms with whom NFP management meets regularly. Subject to Mr. Mlekush’s continued service with the Company, these RSUs vested in full on January 1, 2008.

The Company also reimburses expenses incurred by directors to attend board and committee meetings and reimburses all directors for up to $5,000 per year for expenses incurred in connection with continuing director education.

2007 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Stephanie W. Abramson	104,000	48,732	15,018	—	—	—	167,750
Arthur S. Ainsberg	95,500	48,732	15,018	—	—	—	159,250
John A. Elliott	107,500	48,732	—	—	—	—	156,232
Shari Loessberg	85,875	48,732	15,018	—	—	—	149,625
Kenneth C. Mlekush	84,125	71,515	—	—	—	—	155,640

(1)	Ms. Bibliowicz and Mr. Callahan, both NFP directors who are also employees of the Company, have been omitted from this table since they receive no compensation for serving on the Board of Directors. See “Compensation Discussion and Analysis” and “Compensation Tables and Other Information” below for information regarding Ms. Bibliowicz’s 2007 compensation. Mr. Callahan’s total compensation for the 2007 fiscal year was $795,725, which included (i) $290,625 in base salary, (ii) $198,299 in stock awards, (iii) $5,600 in option awards, (iv) $247,500 in bonus compensation, (v) $469 in above-market non-qualified deferred compensation plan earnings and (vi) $53,232 in other compensation. The amounts in clauses (ii) and (iii) were calculated utilizing the provisions of Statement of Financial Accounting Standards No. 123R, “Share-based Payments” (“SFAS 123R”), without regard to forfeiture assumptions, and thus may include amounts from equity awards granted in and prior to 2007. See Note 12 of the consolidated financial statements in the Company’s 2007 Form 10-K, filed with the SEC on February 19, 2008 (the “2007 Form 10-K”), regarding assumptions underlying valuation of equity awards. The amount in clause (iv) represents the cash portion of the 2007 bonus that was paid to Company employees in February 2008. The amount in clause (v) represents above-market earnings on compensation that was deferred by Mr. Callahan under NFPISI’s Amended and Restated Executive Deferral Plan. Above-market earnings represent the difference between Mr. Callahan’s earnings on the portion of his Executive Deferral Plan account balance allocated to the 6% annual return investment option and the earnings that he would have achieved if such portion of his account balance had earned interest at 120% of the applicable federal long-term rate prescribed by the Code (“Adjusted AFR”) for each month during 2007 in which the 6% annual return rate was higher than the Adjusted AFR. See “Compensation Tables and Other Information—Non-Qualified Deferred Compensation” for additional information on the Executive Deferral Plan. The amount in clause (vi) represents $6,750 in matching contributions paid by the Company under the Company’s 401(k) plan, an increase in Mr. Callahan’s cash compensation in the amount of $34,188 which is equal to Mr. Callahan’s premium under the Senior Executive Life Insurance Program which is described on page 25 below and as a tax gross-up payment of $12,294 to Mr. Callahan with respect to such premium amount. Mr. Callahan was also awarded 1,299 RSUs in 2007 in connection with his participation in the Company’s Capital Accumulation Plan (the “CAP”) and the payment of dividend equivalents earned on RSUs granted to Mr. Callahan in prior fiscal years in the form of additional RSUs. See “Compensation Discussion & Analysis” below for more details on the CAP and these RSU awards. The SFAS 123R grant date fair value of the stock awards that were granted to Mr. Callahan during 2007 is $64,386. No stock options were awarded to Mr. Callahan in 2007. Mr. Callahan had 4,085 stock awards and 42,500 stock option awards outstanding as of December 31, 2007. The Company increases the cash compensation of each participant by an amount equal to such participant’s life insurance premium for the Senior Executive Life Insurance Program plus a tax gross-up payment with respect to such premium amount.
(2)	The amounts in column (b) represent cash payments received for 2007 service, including the 2007 cash retainer, 2007 committee chairman fees and fees paid for attendance at meetings held in 2007. The cash compensation for each director listed in the table includes $45,000 in fees for the annual retainer paid to directors. Ms. Abramson’s cash compensation includes $49,000 in fees for meeting attendance and an additional $10,000 retainer as Chairman of the Compensation Committee. Mr. Ainsberg’s cash compensation includes $43,000 in fees for meeting attendance and a pro-rated retainer of $7,500 for his role as Chairman of the Audit Committee for a portion of 2007. Mr. Elliott’s cash compensation includes $50,000 in fees for meeting attendance and a pro-rated retainer of $12,500 for his role as Chairman of the Audit Committee for a portion of 2007. Ms. Loessberg’s cash compensation includes $39,000 in fees for meeting attendance and a pro-rated retainer of $1,875 for her role as Chairman of the Nominating & Corporate Governance Committee for a portion of 2007. Mr. Mlekush’s cash compensation includes $36,000 in fees for meeting attendance and a pro-rated retainer of $3,125 for his role as Chairman of the Nominating & Corporate Governance Committee for a portion of 2007.
(3)	The amounts in column (c) were calculated utilizing the provisions of SFAS 123R, without regard to forfeiture assumptions, and thus may include amounts from equity awards granted in and prior to 2007. See Note 12 of the consolidated financial statements in the Company’s 2007 Form 10-K regarding assumptions underlying valuation of equity awards. The following are the aggregate number of stock awards outstanding for each of the Company’s non-employee directors as of December 31, 2007: each of Ms. Abramson, Mr. Ainsberg, Mr. Elliott, and Ms. Loessberg: 1,528; and Mr. Mlekush: 2,028. The SFAS 123R grant date fair value of each stock award that has been granted to the Company’s non-employee directors during 2007 is as follows: each of Ms. Abramson, Mr. Ainsberg, Mr. Elliott, and Ms. Loessberg: $1,772; and Mr. Mlekush: $26,627.
(4)	The amounts in column (d) were calculated utilizing the provisions of SFAS 123R, without regard to forfeiture assumptions, and thus may include amounts from equity awards granted in and prior to 2007. See Note 12 of the consolidated financial statements in the Company’s 2007 Form 10-K regarding assumptions underlying valuation of equity awards. The following are the aggregate number of stock option awards outstanding for each of the Company’s non-employee directors as of December 31, 2007: Ms. Abramson: 15,000; Mr. Ainsberg: 15,000; Mr. Elliott: 5,000; Ms. Loessberg: 10,000; and Mr. Mlekush: 5,000. No stock options were awarded to the Company’s directors in 2007.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has the responsibility for establishing and monitoring the Company’s compensation philosophy and practices. The Compensation Committee seeks to ensure that the total compensation paid to the Company’s executive officers is fair, reasonable and competitive. In evaluating the compensation of executive officers for the 2007 fiscal year, the Compensation Committee retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consulting firm. The Compensation Committee also considered the recommendations of the CEO and CFO with respect to the goals and compensation of the executive officers other than themselves.

Compensation Philosophy and Objectives

The Company’s executive compensation philosophy is to maintain practices that attract, retain and motivate executive officers, including the Company’s Named Executive Officers, who are critical to the Company’s long-term success and the creation of stockholder value. Accordingly, the Company’s executive compensation is designed to:

•

reward the Named Executive Officers for their contribution to the Company by providing economic incentives linked to the Company’s financial performance and the performance of the individual Named Executive Officer; and

•	align the economic interests of Named Executive Officers and stockholders.

The Company believes that its executive compensation philosophy provides an appropriate mix of fixed and variable compensation, balances short-term operational performance with long-term stock price performance and encourages executive retention.

Pay Levels and Measuring Compensation through External Benchmarking

The Compensation Committee is responsible for approving pay levels for the Named Executive Officers. Pay levels for the Named Executive Officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole.

With the assistance of FW Cook and the Company’s senior management, the Compensation Committee determined a group of companies (the “Peer Group”) that it used for comparative benchmarking of individual compensation levels among the Named Executive Officer group as well as aggregate long-term incentive costs. The Peer Group is composed of companies that are similar to the Company in terms of the nature of its business and the size and complexity of its operations and includes companies against which the Company competes for executive talent and investor capital. The members of the Peer Group are the following:

Affiliated Managers Group, Inc. BlackRock, Inc. Brown & Brown, Inc. Arthur J. Gallagher & Co. Hilb, Rogal & Hobbs Company	Jefferies Group, Inc. Nuveen Investments, Inc. Raymond James Financial, Inc. Waddell & Reed Financial, Inc. Willis Group Holdings

To ensure that the Company’s total compensation is within a reasonably competitive range, the Compensation Committee engaged FW Cook in 2007 to benchmark the Company’s executive officer compensation against the Peer Group with respect to total compensation levels for positions comparable to those of its Named Executive Officers. Though the Company does not have a policy of targeting any particular percentile or comparative level of total compensation (or any of the key elements of total compensation) for any Named Executive Officer, based on the results of FW Cook’s benchmarking, total compensation for the Named

Executives Officers was, on average, near the 25th percentile of the Peer Group. Taking into account the Company’s financial performance and its smaller size relative to its peers, as measured primarily by revenue and market capitalization, the Compensation Committee determined that total compensation of the Named Executive Officers was appropriate when compared to the total compensation of executive officers within the Peer Group.

Key Elements of the Company’s Executive Compensation Program

The key elements of the Company’s executive compensation program consist of the following:

•	Base salary;

•	Annual performance-based bonus; and

•	Annual performance-based long-term equity incentive award.

While the Company does not utilize a pre-established policy or target for the allocation among these three elements for any Named Executive Officer, the Company believes that performance-based bonuses and long-term equity awards are the most effective way to attract and retain executive officers as well as to align their personal interests with those of the Company’s stockholders, and therefore, desires that a majority of each Named Executive Officer’s compensation be comprised of these two elements. The Company generally seeks to ensure that the portion of total compensation attributable to variable, performance-based compensation varies directly with each executive’s level of responsibility and accountability to stockholders. For the past four years, at least 60% of the compensation paid to the Named Executive Officers has consisted of performance-based bonus and long-term equity incentive. However, for fiscal year 2007, at least 72% of the total compensation paid to Ms. Bibliowicz and Messrs. Biderman and Hammond consisted of performance-based bonus and long-term equity incentive. As a result of Messrs. Montgomery’s and Carter’s resignations from the Company in February 2008, they did not receive the performance-based long-term equity award for fiscal year 2007 that the other Named Executive Officers received in February 2008. As a result, for fiscal year 2007, 61% of Mr. Montgomery’s and 56% of Mr. Carter’s compensation was performance-based.

Base Salary

The Named Executive Officers receive a base salary which is reviewed by the Compensation Committee annually as part of the executive officer performance review process. The objective of base salary is to provide a baseline compensation level that delivers current cash income to the Named Executive Officers and reflects his or her job responsibilities, experience and value to the Company. The Company believes that base salaries are not as significant as performance-based bonuses and long-term equity incentive awards in meeting the Company’s compensation objectives. Consequently, base salary increases for Named Executive Officers have not occurred since 2005, except as provided for in Ms. Bibliowicz’s employment agreement and as a result of increased responsibilities assumed by other Named Executive Officers. While the Company does not target any particular percentile or comparative level of base salary compensation for any Named Executive Officer, for the 2007 fiscal year, the base salary for the Named Executives Officers was, on average, near the 25th percentile of comparable positions within the Peer Group. The Compensation Committee did not increase base salaries for any of the Named Executive Officers in fiscal year 2007 because it concluded that the current base salary levels were appropriate for each Named Executive Officer.

Ms. Bibliowicz’s 2007 base salary was the same as in 2006 and was determined pursuant to the terms of her employment agreement which was in effect at the beginning of 2007. Ms. Bibliowicz’s employment agreement is described in more detail on page 29.

Performance-based Compensation

The Company utilizes performance-based compensation to provide a direct financial incentive to the Company’s Named Executive Officers and to ensure that realized compensation varies directly with the achievement of key operating goals and changes in stockholder value. The Company’s performance-based compensation is designed to reward the Named Executive Officers for the achievement of corporate goals and individual performance in achieving such goals and to compensate the Named Executive Officers on the basis of the Company’s annual and longer term financial performance.

Under the Management Incentive Plan (“MIP”), which was approved by the Company’s stockholders in May 2004, the maximum annual performance-based compensation to be paid to each of the Company’s Named Executive Officers as well as the performance goals to be attained by such executive officers as a prerequisite to receiving such compensation are determined by the Compensation Committee on an annual basis. For the 2007 fiscal year, the Compensation Committee established a formula to determine maximum variable incentive awards for the Named Executive Officers. Following the close of the fiscal year, the Compensation Committee determined the maximum awards payable under this formula, and through the exercise of negative discretion in which the maximums were reduced to amounts the Compensation Committee determined to be appropriate, allocated the resulting amount into (i) a performance-based bonus that was delivered in the form of cash and restricted stock units (“RSUs”) under the Company’s Capital Accumulation Plan (“CAP”) and (ii) a performance-based long-term equity incentive award that was delivered in the form of RSUs.

The formula used by the Compensation Committee for determining maximum awards under the MIP in 2007 was based on the Company’s “cash earnings,” defined as net income excluding amortization of intangibles, depreciation and impairment of goodwill and intangible assets. For the 2007 fiscal year, the Compensation Committee determined that performance-based compensation be awarded to the Named Executive Officers so long as the Company achieved positive cash earnings for such year. The Compensation Committee chose cash earnings as the primary financial metric for variable incentive purposes because it is the primary performance metric upon which the Company is measured by the investment community. The Company’s cash earnings for 2007 were $107,422,000. The maximum annual performance-based compensation which each Named Executive Officer could have received ranged from 3.0% to 1.25% of the Company’s 2007 cash earnings and is set forth in the table below.

Name	Maximum - % of Cash Earnings	Maximum - Performance-based Compensation
Jessica M. Bibliowicz	3.00%	$3,222,660
Mark C. Biderman	2.00%	2,148,440
Douglas W. Hammond	1.60%	1,718,752
Jeffrey A. Montgomery	1.60%	1,718,752
Robert R. Carter	1.25%	1,342,775

Total	9.45%	$10,151,379

As noted above, the Compensation Committee exercised its discretion to pay actual performance-based awards that are less than the maximum awards that the Named Executive Officers were eligible to receive. The maximum awards that each Named Executive Officer was eligible to receive is intended as a ceiling on the compensation range for awards under the MIP that an executive officer may be paid while maintaining the tax deductibility of the awards as performance-based compensation under Section 162(m) of the Code. The maximum awards are not an expectation of the actual awards that will be paid to the executive officer. The Compensation Committee exercises negative discretion in determining the actual awards to be paid taking into consideration its own assessment of reasonable and appropriate compensation for each Named Executive Officer. The Compensation Committee’s exercise of such discretion is not an indication of the failure to achieve any particular goal or inadequate performance by any Named Executive Officer. The following table illustrates the actual amounts awarded to each Named Executive Officer under the MIP for performance during the 2007 fiscal year, broken down into the component parts.

Name	2007 Performance-based Bonus		2007 Performance- based Long-Term Equity Incentive Award	Aggregate Actual 2007 Performance-based Compensation
	Cash Portion of Bonus	CAP Portion of Bonus (Grant Date Fair Value of RSUs Awarded)(1) (2)	Grant Date Fair Value of RSUs Awarded(1)
Jessica M. Bibliowicz	$510,000	$131,543	$1,183,916	$1,825,459
Mark C. Biderman	472,500	119,783	634,252	1,226,535
Douglas W. Hammond	435,000	108,051	549,692	1,092,743
Jeffrey A. Montgomery	550,000	—	—	550,000
Robert R. Carter	500,000	—	—	500,000

Total	$2,467,500	$359,377	$2,367,860	$5,194,737

(1)	The grant date fair value of these awards is based on the closing price of the Common Stock on February 15, 2008 ($27.67).
(2)	Takes into account the 10% reduction in the Grant Price Formula in accordance with the CAP.

The following discussion presents a summary of the primary factors considered by the Compensation Committee in its application of negative discretion in determining the awards presented above.

Performance-based Bonus

In determining the amounts payable as performance-based bonuses under the MIP, for executive officers employed at the Company’s New York headquarters, including Ms. Bibliowicz, Mr. Biderman and Mr. Hammond, the primary tool used by the Compensation Committee in the application of negative discretion is the bonus pool formula established each year. For 2007, the Compensation Committee established a bonus pool (the “NY Bonus Pool”), based on the recommendation of the CEO and CFO, using the following formula:

[(1.1% of modified cash earnings) + (1.1% of modified cash earnings over $105,000,000) + (1.1% of modified cash earnings over $124,000,000)] + [(5.0% of adjusted acquired base earnings) + (2.5% of adjusted acquired base earnings over $15,000,000) + (2.5% of adjusted acquired base earnings over $25,000,000)]. The remainder of the NY Bonus Pool was established at the discretion of the Compensation Committee, after consultation with the CEO and CFO.

For purposes of the NY Bonus Pool, “modified cash earnings” means the Company’s cash earnings excluding management agreement buyout, net of tax. Modified cash earnings excludes from cash earnings the cost of a management agreement buyout related to the Company’s acquisition in June 2007 of an additional economic interest through the acquisition of a principal’s ownership interest in a management company. Due to the transaction structure, for accounting purposes, the acquisition was treated as the settlement of an executory contract and led to the Company’s costs in connection with the acquisition being treated as an expense that impacted the Company’s cash earnings. Upon the recommendation of the CEO and CFO, the Compensation Committee determined to utilize the Company’s modified cash earnings in calculating the 2007 bonus pools because ordinarily, the acquisition-related expenditures would be capitalized and would not affect the Company’s cash earnings. The Company’s modified cash earnings for 2007 were $115,103,000. “Acquired base earnings” represent the cumulative preferred portion of the pre-tax earnings before owners’ compensation of acquired firms that the Company capitalizes at the time of acquisition. The Compensation Committee believes that the acquired base earnings represent a key component in building the long-term growth of the Company and as such should be a significant portion of the NY Bonus Pool calculation. In calculating the NY Bonus Pool, the Compensation Committee adjusted acquired base earnings (i) to take into account the financial performance of acquisitions consummated in prior fiscal years, (ii) to include acquisitions consummated in January 2008 and exclude acquisitions consummated in January 2007 since the majority of the work in consummating such acquisitions was performed in 2007 and 2006, respectively, and (iii) to discount certain large acquisitions consummated by the Company in 2007 (“adjusted acquired base earnings”). The Company’s adjusted acquired base earnings for 2007 were $25,000,000.

Similar to the process used for executive officers employed at the Company’s New York headquarters, in determining the amounts payable as performance-based bonuses under the MIP to executive officers employed at the Company’s Austin, Texas operations, the primary tool used by the Compensation Committee in the application of negative discretion is the bonus pool established each year (the “TX Bonus Pool”). For the 2007 performance-based bonus, a portion of the TX Bonus Pool was allocated to each of Messrs. Montgomery and Carter. Since the Company’s executives located at the Company’s Austin operations have direct responsibility over the financial performance of NFPSI and NFPISI, a separate bonus pool is established for annual bonuses for employees at the Company’s Austin operations. In 2007, based on the recommendation of the CEO and CFO, the Compensation Committee established the TX Bonus Pool on the basis of the following criteria: (i) the Company’s 2007 net revenue and pre-tax net income attributable to NFPSI and NFPISI, (ii) the Company’s modified cash earnings and (iii) an amount established at the discretion of the Compensation Committee based on the attainment of individual goals and objectives agreed upon at the beginning of the year.

The NY Bonus Pool was $3,250,000, of which $1,800,000 was allocated to the Named Executive Officers at the Company’s New York headquarters. The TX Bonus Pool was $1,600,000, of which $1,050,000 was allocated to the Named Executive Officers employed at the Company’s Texas operations. The portion of the Bonus Pools allocated to each Named Executive Officer is at the sole discretion of the Compensation Committee.

The portion of the relevant Bonus Pool awarded to each Named Executive Officer by the Compensation Committee was not determined based on specific Company or individual performance targets or objectives, rather such determinations were made in the Compensation Committee’s subjective judgment and discretion based on (i) its evaluation of the individual performance of the executive officer, (ii) its evaluation of the Company’s performance with respect to cash earnings and consummated acquisitions and (iii) the recommendation of the CEO (other than with respect to the CEO’s bonus award). In addition, in determining the portion of the NY Bonus Pool allocated to Ms. Bibliowicz, the Compensation Committee considered the target annual bonus set forth in Ms. Bibliowicz’s employment agreement, which is 125% of her base salary.

In order to promote a continued interest in equity ownership and to further align the interests of employees with the interests of the stockholders, employees at the Company’s New York corporate headquarters, Austin, Texas operations or Birmingham, Alabama operations who earn a base salary of at least $100,000 receive a portion of their performance-based bonus in the form of RSUs under the CAP. Under the CAP, participants receive 10% of the first $150,000 of the performance-based bonus and 25% of the performance-based bonus over $150,000 in the form of RSUs. Participants also receive a 10% premium on the portion of such performance-based bonus paid in RSUs, which premium is paid in the form of additional RSUs. The RSUs granted pursuant to the CAP give the holder the right to receive dividend equivalents in the form of additional RSUs or cash (at the option of the Compensation Committee) and, except in certain circumstances relating to a change in control with respect to the Company and except for certain acceleration provisions contained in Ms. Bibliowicz’s employment agreement, vest in two equal annual installments, subject to the participant’s continued service through each applicable vesting date. Under the CAP, the Compensation Committee has the discretion to exclude any executive officer from participation. Taking into consideration the resignation of Messrs. Montgomery and Carter in February 2008, the Compensation Committee excluded Messrs. Montgomery and Carter from participation in the CAP. As a result, the 2007 performance-based bonuses for Messrs. Montgomery and Carter were fully paid in cash in February 2008.

The performance-based bonuses, including the cash portion and the CAP portion of such bonuses, for the 2007 fiscal year awarded by the Compensation Committee to the Named Executive Officers in February 2008 are set forth in the table on the following page. The number of RSUs awarded to Ms. Bibliowicz, Mr. Biderman and Mr. Hammond was determined by dividing the aggregate value of the award to be granted to such executive officer by the Grant Price Formula less a 10% discount to the average closing sales price of the Common Stock in accordance with the CAP. The Grant Price Formula is the average of the closing sales price of the Common Stock for the 20-day period ending one day prior to the date of grant (the “Grant Price Formula”). The Grant Price Formula is used to mitigate the impact of daily price fluctuation of the Common Stock in the determination of the number of RSUs granted.

Name	2007 Performance-based Bonus
	Actual – Performance- based Bonus Awarded	Cash Portion of Bonus	CAP Portion of Bonus(1) (Grant Date Fair Value of RSUs Awarded)(2)	CAP Portion of Bonus (Number of RSUs Awarded)
Jessica M. Bibliowicz	$650,000	$510,000	$131,543	4,754
Mark C. Biderman	600,000	472,500	119,783	4,329
Douglas W. Hammond	550,000	435,000	108,051	3,905
Jeffrey A. Montgomery	550,000	550,000	—	—
Robert R. Carter	500,000	500,000	—	—

Total	$2,850,000	$2,467,500	$359,377	12,988

(1)	Takes into account the 10% reduction in the Grant Price Formula in accordance with the CAP.
(2)	The grant date fair value of these awards is based on the closing price of the Common Stock on February 15, 2008 ($27.67).

Performance-based Long-Term Equity Incentive Award

As discussed earlier and illustrated in the table on page 20, the maximum performance-based compensation for the Named Executive Officers is determined under the MIP. Through the exercise of negative discretion, the Compensation Committee reduced such maximum amounts and allocated a portion of the resulting amount to performance-based long-term equity incentive awards for the Named Executive Officers. These awards were granted in February 2008 in the form of RSUs under the Company’s Amended and Restated 2002 Stock Incentive Plan. The Compensation Committee granted these RSUs to the Named Executive Officers to reward them for their contributions to the achievement of the Company’s objectives and to further strengthen the alignment of their long-term economic interests with those of all stockholders.

For 2007, the Compensation Committee established the Company’s aggregate budget for long-term equity incentive awards to certain employees, including the Named Executive Officers, and independent contractors of the Company at $16,000,000 (the “LTI Budget”), which represented approximately 1.10% of the Company’s market capitalization on a fully-diluted basis as of February 8, 2008. This budget was established by the Compensation Committee taking into consideration the recommendations of the CEO and CFO as well as the competitive market data obtained from FW Cook on aggregate long-term incentive costs among the Peer Group companies.

In consideration of the market data provided by FW Cook, the Compensation Committee allocated $2,800,000, representing 17.5%, of the LTI Budget to the Named Executive Officers. In determining the portion of the LTI Budget that would be allocated to the Named Executive Officers, the Compensation Committee also considered its desire to increase the Named Executive Officers’ overall equity position in the Company. Since the value of RSUs depends on the Company’s future stock price, the RSU awards are an effective way to link compensation to the Company’s future financial performance and changes in stockholder value, thereby creating alignment between management and stockholder interests.

The Compensation Committee, in its sole discretion, determines the award of long-term equity incentive compensation to each Named Executive Officer. In determining each individual award for each Named Executive Officer the Compensation Committee considers all factors it deems relevant, including the following: (i) an annual evaluation of the Named Executive Officer’s performance, (ii) the level of responsibility, experience and skill of the Named Executive Officer, (iii) the Company’s performance and stockholder return, (iv) the historical compensation levels of the Named Executive Officer during his or her tenure at the Company, (v) the recommendations of the CEO (other than with respect to equity grants to the CEO) and (vi) the recommendations of the CFO (other than with respect to equity grants to the CEO and CFO). The Compensation Committee also takes into consideration prior equity awards to the Named Executive Officer and the individual’s overall equity position in the Company. Except in certain circumstances relating to a change in control with respect to the Company and except for certain acceleration provisions contained in Ms. Bibliowicz’s employment agreement, the RSUs granted to the Named Executive Officers as a long-term equity incentive award vest in three equal annual installments, subject to the Named Executive Officer’s continued service through each applicable vesting date. The RSUs also give the holder the right to receive dividend equivalents in the form of additional RSUs or cash (at the option of the Compensation Committee).

The amount of RSUs and the corresponding grant date fair value of the RSUs that were awarded by the Compensation Committee to Ms. Bibliowicz and Messrs. Biderman and Hammond as long-term equity incentive awards under the MIP in February 2008 are set forth in the table. The number of RSUs awarded to Ms. Bibliowicz, Mr. Biderman and Mr. Hammond was determined using the Grant Price Formula. As a result of their resignations from the Company in February 2008, Messrs. Montgomery and Carter did not receive a long-term equity incentive award in February 2008 for performance in the 2007 fiscal year.

Name	2007 Performance-based Long-Term Equity Incentive Award
	Number of RSUs Granted	Grant Date Fair Value(1)
Jessica M. Bibliowicz	42,787	$1,183,916
Mark C. Biderman	22,922	634,252
Douglas W. Hammond	19,866	549,692
Jeffrey A. Montgomery	—	—
Robert R. Carter	—	—

Total	85,575	$2,367,860

(1)	The grant date fair value of these awards is based on the closing price of the Common Stock on February 15, 2008 ($27.67).

In addition to the RSUs allocated to Ms. Bibliowicz as a performance-based long-term equity incentive award, Ms. Bibliowicz’s employment agreement also provided for an award of 50,000 RSUs to her in each of the first three years of the employment term. Accordingly, 50,000 RSUs were granted to Ms. Bibliowicz in February 2007. These RSUs convey to Ms. Bibliowicz the right to receive dividend equivalents in the form of additional RSUs and vest at the end of ten years subject to her continued service except that, in the event a change in control occurs with respect to the Company and Ms. Bibliowicz’s employment is terminated without cause by the Company or she resigns for good reason, these RSUs vest immediately.

Timing of Equity Grants

The RSUs granted pursuant to the MIP (whether as performance-based long-term equity incentive awards or through application of the CAP to the performance-based bonus) are performance-based compensation designed to reward the Named Executive Officers, in part, for the Company’s annual financial performance. As a result, these RSUs are granted in February after the Compensation Committee has had an opportunity to assess the Company’s financial performance for the prior fiscal year. Prior to 2007, the RSUs granted as long-term equity incentive awards were not awarded under the MIP and were awarded in November in conjunction with the Compensation Committee’s review of the individual performance of executive officers. However, in connection with the Compensation Committee’s desire to ensure that the compensation expense from these RSUs was fully tax deductible as qualified “performance-based compensation” under Section 162(m) of the Code, the RSUs granted as long-term equity incentive awards were awarded under the MIP and the grant date of these RSUs was changed from November to February. In addition, the Compensation Committee has elected to pay dividend equivalents earned on RSUs granted to the Named Executive Officers in the form of additional RSUs on the vesting date of the original RSUs.

Depending on the actual date of the Compensation Committee meeting, there is a possibility that the approval date and the grant date of RSU awards may differ by one or more days. In order to ease the burden on the Company related to the administration of the granting and vesting of RSU awards, the Compensation Committee uses best efforts to ensure that the same grant dates are used each year. Thus, if a Compensation Committee meeting occurs prior to the anniversary of a particular grant date, the Compensation Committee may approve the award on the actual day of the meeting but resolve that the future award actually be granted on one of the Company’s standard RSU grant dates. Since the number of RSUs awarded to each Named Executive Officer is always determined by using the Grant Price Formula, the Compensation Committee’s practice with respect to approval dates and grant dates has had minimal impact on the grant date fair value of these RSU awards.

Other Compensation

In addition to the key elements of the Company’s executive compensation program, the Company also provides other compensation, consisting of a 401(k) plan, a deferred compensation plan and other benefits and perquisites, to the Named Executive Officers which is described below.

Retirement Plans

The Named Executive Officers (other than Messrs. Carter and Montgomery who are no longer employed by the Company) are eligible to participate in the Company’s 401(k) contributory defined contribution plan established for all employees. Employees may elect to contribute between 1% and 100% of their compensation on a pre-tax basis, up to the annual maximum under the Code, which was $15,500 for 2007. Employees age 50 or older may elect to contribute an additional catch-up contribution of up to $5,000 in 2007. In any plan year, the Company will contribute to each participant a matching contribution equal to 50% of the first 6% of the participant’s compensation that has been contributed to the 401(k) Plan, up to a maximum matching contribution of $6,750. All Named Executive Officers participated in the Company’s 401(k) Plan during fiscal 2007 and received matching contributions. Messrs. Biderman and Carter made catch-up contributions in 2007. The Company does not have a defined benefit plan or post-retirement health coverage. Please see the “All Other Compensation” column in the Summary Compensation Table for further information regarding the 401(k) Plan.

Deferred Compensation Plans

As a means of offering a tax-deferred vehicle for short-term and long-term personal and retirement savings to eligible employees, on August 15, 2007, the Board of Directors adopted the Company’s Deferred Compensation Plan for Employees of NFP, NFPSI and NFPISI (the “DC Plan”) that went into effect on January 1, 2008. Under the DC Plan, employees who earn at least $175,000 per year in base salary and cash bonus compensation and who have been employed by the Company for at least a year may participate. Each Named Executive Officer (other than Messrs. Carter and Montgomery who are no longer employed by the Company) participates in the DC Plan.

Until his resignation from the Company, Mr. Carter was also a participant in NFPISI’s Amended and Restated Executive Deferral Plan (the “Executive Deferral Plan”). No other executive officer of the Company participates in the Executive Deferral Plan. Please see the “Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table and “Compensation Tables and Other Information—Non-Qualified Deferred Compensation” for further information regarding the Executive Deferral Plan.

Health and Welfare Benefits

The Company provides health insurance, dental insurance, life and accidental death and dismemberment insurance and short-term and long-term disability benefits for the Named Executive Officers on the same basis as such benefits are generally provided to the Company’s employees employed at the Company’s New York corporate headquarters and Austin, Texas operations. In addition, the Company maintains a Senior Executive Life Insurance Program, which provides additional term life insurance coverage to certain senior executives of the Company. The Company increases the cash compensation of each participant by an amount equal to such participant’s life insurance premium for the Senior Executive Life Insurance Program plus a tax gross-up payment with respect to such premium amount. During the 2007 fiscal year, all of the Named Executive Officers participated in the Senior Executive Life Insurance Program. Please see the “All Other Compensation” column in the Summary Compensation Table for further information regarding the Senior Executive Life Insurance

Program. Additionally, in 2008, the Company initiated the Executive Long-Term Disability Plan, which provides additional long-term disability coverage to certain senior executives of the Company. The Company increases the cash compensation of each participant by an amount equal to such participant’s disability insurance premium for the Executive Long-Term Disability Plan plus a tax gross-up payment with respect to such premium amount. These supplemental benefits are made available to senior executives of the Company as a means of attracting and retaining key employees. The Company believes that the tax gross-up payment is appropriate to ensure that the executive receives the full value of the supplemental benefit.

Perquisites

The Company annually reviews the perquisites made available to its Named Executive Officers. With few exceptions, the perquisites offered to Named Executive Officers are the same as those generally offered to the Company’s employees. The aggregate value of perquisites for each Named Executive Officer was below $10,000.

Employment Agreements

The Company has an employment agreement with its CEO, Ms. Bibliowicz, dated as of February 15, 2005, which provides for, among other things, base salary, bonus, equity awards, general severance benefits and change in control benefits. The agreement automatically renewed on February 15, 2008, for a one-year period. The Company believes that having this employment agreement is an important element of retention which is consistent with the Company’s compensation philosophy. Ms. Bibliowicz’s employment agreement is described in more detail on page 29.

The Company does not, and did not at any time in 2007, have employment agreements in place with any other Named Executive Officer.

Change in Control

Ms. Bibliowicz’s employment agreement contains certain change in control provisions. In addition, based on the recommendation of the Compensation Committee, on May 3, 2007, the Board of Directors adopted the Change in Control Severance Plan (the “CIC Plan”) and approved certain participants of the CIC Plan, including each Named Executive Officer other than Ms. Bibliowicz. However, Messrs. Biderman and Hammond are the only Named Executive Officers that currently participate in the CIC Plan because Messrs. Carter and Montgomery have resigned from their positions with the Company and are therefore, not entitled to any payments or benefits under the CIC Plan. Ms. Bibliowicz’s employment agreement contains change in control benefits substantially similar to those afforded to the other Named Executive Officers under the CIC Plan.

The Company believes that providing change in control protection to key executive officers is critical in order to (i) maintain the focus of executives on operating the Company’s business in the light of a potential transaction, (ii) protect the value of the Company by retaining key talent in the face of corporate changes, (iii) establish restrictive covenants, i.e., non-compete and non-solicit provisions, with respect to executives and (iv) assist in attracting and retaining executives. See “Compensation Tables and Other Information—Potential Payments upon Termination or Change in Control” below for information regarding the CIC Plan and the change in control provisions in Ms. Bibliowicz’s employment agreement and applicable payments under the CIC Plan and these provisions.

Chief Executive Officer Compensation

Ms. Bibliowicz’s annual compensation is weighted towards variable, performance-based compensation with the Company’s financial performance as the primary determinant of value. Ms. Bibliowicz’s annual compensation for the 2007 fiscal year was approximately $3,908,959 in the aggregate, and consisted of:

•	$700,000 base salary;

•	$510,000 annual performance-based bonus—cash portion;

•	4,754 RSUs granted under the CAP in connection with the annual performance-based bonus, with a grant date fair value of $131,543;

•	42,787 RSUs granted as a performance-based long-term equity incentive award, with a grant date fair value of $1,183,916;

•	50,000 RSUs granted pursuant to her employment agreement with a grant date fair value of $1,383,500; and

•	Participation in other benefit plans and perquisites as explained elsewhere in this Proxy Statement.

Tax and Accounting Implications

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles utilized by the Company and seeks to ensure that compensation is deductible and that unnecessary accounting charges are avoided.

With respect to accounting considerations, the Compensation Committee examines the accounting cost associated with equity compensation in light of requirements under SFAS 123R.

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the Named Executive Officers employed at the end of the year, other than the CFO. Exceptions are made for qualified performance-based compensation, among other things. Compensation paid under the MIP is intended to comply with Section 162(m) of the Code and the Company believes that compensation paid under the MIP is fully deductible for federal income tax purposes.

Under Section 162(m) of the Code, compensation paid pursuant to a compensation plan adopted prior to the Company’s initial public offering in 2003 and disclosed in accordance with applicable securities laws at that time, such as the Company’s Amended and Restated 2002 Stock Incentive Plan, is not subject to the $1,000,000 limit until the earliest to occur of: (i) the expiration of the plan, (ii) a material modification of the plan and (iii) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the offering occurs. The Company has been relying on such private-to-public transition rule under Section 162(m) of the Code and, accordingly, grants made under the Company’s Stock Incentive Plans, including the Amended and Restated 2002 Stock Incentive Plan, during such period will not be subject to the $1,000,000 limit. However, because this transition period has recently expired, compensation paid pursuant to the Company’s Amended and Restated 2002 Stock Incentive Plan following such expiration is not expected to be performance-based compensation, unless it is paid pursuant to the MIP or until stockholder approval is sought and obtained with respect to a new stock incentive plan. The Compensation Committee believes that it is in the Company’s best interests, and that of the Company’s stockholders, to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Code in order to provide a compensation package consistent with the Company’s compensation program and objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

COMPENSATION COMMITTEE

Stephanie W. Abramson (Chairman)

Shari Loessberg

Kenneth C. Mlekush

COMPENSATION TABLES AND OTHER INFORMATION

Summary Compensation

The table that follows this discussion summarizes the total compensation paid to or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2007 and December 31, 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jessica M. Bibliowicz Chairman, President and CEO	2007 2006	700,000 700,000	— —	2,339,769 1,620,618	112,000 112,000	510,000 622,500	— —	14,809 10,790	3,676,578 3,065,908

Mark C. Biderman Executive Vice President and CFO	2007 2006	360,000 360,000	— —	869,169 637,210	66,120 166,800	472,500 526,500	— —	41,493 22,320	1,809,282 1,712,830

Douglas W. Hammond Executive Vice President and General Counsel	2007 2006	350,000 350,000	— —	536,245 361,848	30,093 56,933	435,000 435,000	— —	11,591 9,110	1,362,929 1,212,891

Jeffrey A. Montgomery Former CEO of NFPSI and COO of NFPISI	2007 2006	350,000 350,000	— —	519,248 348,159	42,595 58,333	550,000 435,000	— —	13,622 8,960	1,475,465 1,200,452

Robert R. Carter Former President of NFPISI	2007 2006	400,000 400,000	— —	280,897 221,219	5,600 5,600	500,000 397,500	130 79	19,235 15,000	1,205,862 1,039,398

(1)	The amounts in columns (e) and (f) were calculated utilizing the provisions of SFAS 123R, without regard to forfeiture assumptions, and thus may include amounts from equity awards granted in and prior to the applicable fiscal year. See Note 12 of the consolidated financial statements in the Company’s 2007 Form 10-K regarding assumptions underlying valuation of equity awards.
(2)	The Company pays bonuses for performance in the immediately preceding year during February of the following year. The amounts in column (g) represent the cash portion of the 2007 and 2006 performance-based bonuses that were paid to the Named Executive Officers in February 2008 and February 2007, as applicable, under the MIP. Pursuant to the Company’s CAP, a portion of the 2007 and 2006 performance-based bonuses was paid in the form of RSUs granted in 2008 and 2007, as applicable, and thus is not reflected in the table above; except that 100% of Messrs. Montgomery’s and Carter’s 2007 performance-based bonus was paid in cash and was not subject to the Company’s CAP. See “Compensation Discussion & Analysis – Key Elements of the Company’s Executive Compensation Program—Performance-based Bonus” above for more details on the MIP, the CAP and these RSU awards.
(3)	The amounts in column (h) represent above-market earnings on compensation that was deferred by Mr. Carter under NFPISI’s Amended and Restated Executive Deferral Plan. Above-market earnings represent the difference between Mr. Carter’s earnings on the portion of his Executive Deferral Plan account balance allocated to the 6% annual return investment option and the earnings that he would have achieved if such portion of his account balance had earned interest at 120% of the applicable federal long-term rate prescribed by the Code (the “Adjusted AFR”) for each month during 2007 and 2006, as applicable, in which the 6% annual return rate was higher than the Adjusted AFR. See “Compensation Tables and Other Information – Non-Qualified Deferred Compensation” for additional information on the Executive Deferral Plan.
(4)	The amounts in column (i) represent the Company’s matching contributions under the Company’s 401(k) plan and cash payments made to the Named Executive Officers for premiums under the Senior Executive Life Insurance Program which is described on page 25. The Company’s matching contribution under the Company’s 401(k) plan in 2007 and 2006 to each Named Executive Officer was $6,750 in each year. The Company increased each Named Executive Officer’s cash compensation during 2007 and 2006, respectively, by the following amounts which are equal to such Named Executive Officer’s premium under the Senior Executive Life Insurance Program: Ms. Bibliowicz $4,558 and $4,190, Mr. Biderman $17,215 and $15,720, Mr. Hammond $2,738 and $2,510, Mr. Montgomery $3,869 and $2,360 and Mr. Carter $9,182 and $8,400, respectively. In 2007, the Company paid the following amounts to each Named Executive Officer as a tax gross-up payment with respect to such premium amounts: Ms. Bibliowicz $3,502, Mr. Biderman $17,258, Mr. Hammond $2,103, Mr. Montgomery $3,002 and Mr. Carter $3,302.

Employment Agreements

Jessica M. Bibliowicz

Ms. Bibliowicz serves as the Company’s President and Chief Executive Officer pursuant to an employment agreement (the “CEO Employment Agreement”) entered into between the Company and Ms. Bibliowicz on February 15, 2005 (the “Commencement Date”).

The CEO Employment Agreement automatically renewed on February 15, 2008 for a one-year period. On February 15th of each year, the CEO Employment Agreement will automatically renew for one-year periods unless, at least 90 days before a renewal date, notice is given by either party that the agreement will not be extended. Under the CEO Employment Agreement, Ms. Bibliowicz is entitled to an annual base salary of $700,000, which the Board of Directors in its sole discretion may increase but not reduce; an annual bonus, with the target level to be no less than 125% of her annual base salary, determined in accordance with the Company’s annual bonus plan applicable to the Company’s senior executive officers; and participation in employee benefit plans and long-term incentive compensation programs on the same basis as other senior executives of NFP.

Ms. Bibliowicz received 28,139 RSUs in November 2005 and 30,923 RSUs in November 2006 (collectively, the “Type 1 Annual Awards”) pursuant to the CEO Employment Agreement, which entitles her to receive, on the first and second anniversaries of the Commencement Date, subject to her continued employment on each such date, an award relating to the Common Stock. Under the CEO Employment Agreement, each such award must have a fair market value on the date of grant of no less than $1.3 million, and vests in three equal annual installments, subject to her continued service and subject to accelerated vesting in certain circumstances. On November 16, 2006, the Company and Ms. Bibliowicz entered into an Amendment and Waiver of the CEO Employment Agreement (the “Amendment and Waiver”) to provide for the grant of the Type 1 Annual Awards to Ms. Bibliowicz in November, as opposed to February, so that Ms. Bibliowicz would receive her annual equity award at the same time as the Compensation Committee grants equity awards to other senior executives of the Company to ensure that all the grantees receive an award on the same schedule and at the same Common Stock price. Under the terms of the CEO Employment Agreement, as modified by the Amendment and Waiver, the Company also granted Ms. Bibliowicz awards of 50,000 RSUs in February 2005, 50,000 RSUs in March 2006 and 50,000 RSUs in February 2007, each such award to vest in full on February 15, 2015, February 15, 2016 and February 15, 2017, respectively, subject to her continued service and subject to accelerated vesting in certain circumstances (the grants described in this sentence are referred to as the “Type 2 Annual Awards”). The Type 2 Annual Award that should have been granted to Ms. Bibliowicz in February 2006 was inadvertently granted in March 2006. Pursuant to the Amendment and Waiver, Ms. Bibliowicz waived her right to receive the Type 2 Annual Award in February 2006 and accepted the award in March 2006.

Under the CEO Employment Agreement, Ms. Bibliowicz has agreed to a non-competition covenant and a non-solicitation covenant with respect to the Company’s employees and customers, each effective during her employment and for three months thereafter. Ms. Bibliowicz is also bound by certain confidentiality provisions. The CEO Employment Agreement provides for certain payments and benefits to Ms. Bibliowicz in the event of termination of her employment under certain circumstances and in the event a change in control occurs with respect to the Company. See “Compensation Tables and Other Information—Potential Payments upon Termination or Change in Control” below for a description of such payments and benefits.

Robert R. Carter

On February 22, 2008, Mr. Carter resigned as President of NFPSI effective March 31, 2008. Mr. Carter is not currently an employee of the Company or any of its subsidiaries. On February 22, 2008, the Company and Mr. Carter also entered into an Independent Contractor Personal Services Agreement (the “Carter Agreement”) pursuant to which Mr. Carter became engaged as an independent contractor with the Company providing certain consulting services. The Carter Agreement has a term of two years commencing on April 1, 2008 and expiring on March 31, 2010, unless terminated earlier by either the Company for cause or by Mr. Carter.

Under the terms of the Carter Agreement, Mr. Carter is entitled to (i) an annual consulting fee of $400,000 for his services and (ii) variable fees for sourcing certain business opportunities to the Company, in a guaranteed amount of at least $100,000 per year (“Guaranteed Amount”). Pursuant to the Carter Agreement, any variable fees actually earned by Mr. Carter will be offset against the Guaranteed Amount paid to Mr. Carter. In addition, pursuant to the Carter Agreement, Mr. Carter will be eligible to receive a one-time supplemental bonus in the amount of $100,000 in the event that PartnersFinancial, one of NFPISI’s membership platforms, achieves certain financial goals for the 2008 fiscal year. The Carter Agreement also provides that the Company will pay Mr. Carter an annual stipend of $50,000 for office and secretarial services.

Pursuant to the Carter Agreement, equity awards previously granted to Mr. Carter under the Company’s Stock Incentive Plans will continue to vest during the term of the Carter Agreement. In addition, during the term of the Carter Agreement, Mr. Carter will be eligible for continued participation in the Company’s medical and dental insurance plans. Under the Carter Agreement, Mr. Carter is also subject to certain confidentiality, non-competition and non-solicitation restrictive covenants.

Other Named Executive Officers

The Company does not, and did not at any time in 2007, have employment agreements in place with any other Named Executive Officer.

Salary and Bonus in Proportion to Total Compensation

Based on the sum of the grant date fair value of equity awards granted to the Named Executive Officers in 2007, the base salary of the Named Executive Officers in 2007 and the cash portion of the 2007 performance-based bonus, base salary accounted for approximately 27%, cash bonus accounted for approximately 31% and equity compensation accounted for approximately 42% of the total compensation actually paid to the Named Executive Officers on an aggregate basis in 2007. Since the value of the equity awards included in the Summary Compensation Table above is based on the SFAS 123R value rather than the fair value on the date of grant, these percentages cannot be derived using the amounts reflected in such table. In addition, as discussed in “Compensation Discussion & Analysis – Key Elements of the Company’s Executive Compensation Program—Timing of Equity Grants,” in 2007, the Compensation Committee elected to change the grant date of the annual long-term equity incentive compensation to the Company’s executive officers from November of each year to February of each year. As a result, the Company’s executive officers did not receive a long-term equity incentive compensation award in 2007 and, therefore, the percentage of the Named Executive Officer’s total compensation actually paid in 2007 that was comprised of equity compensation is lower than in prior years.

Grants of Plan-Based Awards

The table that follows this discussion shows all plan-based awards granted to the Named Executive Officers during the fiscal year ended December 31, 2007.

2007 Grants of Plan-Based Awards Table

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
			Threshold ($)	Target ($)	Maximum ($)
(a)	(b)		(c)	(d)	(e)	(i)	(l)
Jessica M. Bibliowicz	02/15/2007	(3)	—	—	—	50,000	2,474,000
	02/16/2007	(4)	—	—	—	36	1,788
	02/16/2007	(5)	—	—	—	4,003	198,789
	02/17/2007	(4)	—	—	—	57	2,831
	11/16/2007	(4)	—	—	—	280	13,412
	11/16/2007	(4)	—	—	—	462	22,130
	12/16/2007	(4)	—	—	—	181	8,217
	N/A		0	—	3,222,660	—	N/A

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
			Threshold ($)	Target ($)	Maximum ($)
(a)	(b)		(c)	(d)	(e)	(i)	(l)

Mark C. Biderman	02/16/2007	(4)	—	—	—	24	1,192
	02/16/2007	(5)	—	—	—	3,281	162,934
	02/17/2007	(4)	—	—	—	42	2,086
	11/16/2007	(4)	—	—	—	142	6,802
	11/16/2007	(4)	—	—	—	235	11,256
	12/16/2007	(4)	—	—	—	84	3,814
	N/A		0	—	2,148,440	—	N/A

Douglas W. Hammond	02/16/2007	(4)	—	—	—	13	646
	02/16/2007	(5)	—	—	—	2,594	128,818
	02/17/2007	(4)	—	—	—	28	1,390
	11/16/2007	(4)	—	—	—	83	3,976
	11/16/2007	(4)	—	—	—	160	7,664
	12/16/2007	(4)	—	—	—	42	1,907
	N/A		0	—	1,718,752	—	N/A

Jeffrey A. Montgomery	02/16/2007	(4)	—	—	—	15	745
	02/16/2007	(5)	—	—	—	2,594	128,818
	02/17/2007	(4)	—	—	—	28	1,390
	11/16/2007	(4)	—	—	—	83	3,976
	11/16/2007	(4)	—	—	—	160	7,664
	12/16/2007	(4)	—	—	—	35	1,589
	N/A		0	—	1,718,752	—	N/A

Robert R. Carter	02/16/2007	(4)	—	—	—	26	1,291
	02/16/2007	(5)	—	—	—	2,312	114,814
	02/17/2007	(4)	—	—	—	37	1,837
	11/16/2007	(4)	—	—	—	22	1,054
	11/16/2007	(4)	—	—	—	71	3,401
	12/16/2007	(4)	—	—	—	12	545
	N/A		0	—	1,342,775	—	N/A

(1)	The amounts shown in column (c) reflect the minimum payment level and the amounts shown in column (e) reflect the maximum payment level under the Company’s MIP. The Compensation Committee did not set a target payment level under the MIP for the 2007 fiscal year. See “Compensation Discussion & Analysis—Key Elements of the Company’s Executive Compensation Program—Performance-based Compensation” above for a discussion regarding the Company’s MIP.
(2)	These amounts are valued based on the aggregate grant date fair value of the award determined in accordance with SFAS 123R. For additional information, See Note 12 of the consolidated financial statements in the Company’s 2007 Form 10-K regarding assumptions underlying valuation of equity awards. The amounts reflect the accounting expense for these awards and do not correspond to actual value that may be recognized by such persons with respect to these awards.
(3)	Represents RSUs that were awarded to Ms. Bibliowicz pursuant to the CEO Employment Agreement which vest in full on February 15, 2017, subject to her continued service with NFP and subject to accelerated vesting in certain situations.
(4)	Represents dividend equivalents earned on RSUs awarded prior to 2007 that were paid in the form of RSUs in 2007 at the election of the Compensation Committee. All dividend equivalents vest on the same schedule as the underlying RSU grant.
(5)	Represents the CAP portion of the 2006 performance-based bonus that was awarded in RSUs on February 16, 2007. As discussed above in “Compensation Discussion & Analysis,” the dollar value of each RSU award is determined by the Compensation Committee. The actual number of RSUs awarded to each Named Executive Officer is determined using the Grant Price Formula which is described above in “Compensation Discussion & Analysis.” All RSUs granted to the Named Executive Officers give the holder the right to receive dividend equivalents in the form of additional RSUs or cash, at the option of the Compensation Committee. Except in certain circumstances relating to a change in control with respect to the Company and except for certain acceleration provisions contained in the CEO Employment Agreement, all RSUs awarded under the CAP vest in two equal annual installments, subject to the employee’s continued service.

Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the Named Executive Officers at the end of the 2007 fiscal year.

2007 Outstanding Equity Awards at Fiscal Year-End Table

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
	Exercisable		Unexercisable
(a)	(b)		(c)	(e)	(f)	(g)		(h)
Jessica M. Bibliowicz	500,000	(2)	—	10.00	04/12/2009	—		—
	80,000	(3)	20,000	23.00	09/17/2013	—		—
	—		—	—	—	50,000	(4)	2,280,500
	—		—	—	—	9,380	(5)	427,822
	—		—	—	—	2,069	(6)	94,367
	—		—	—	—	50,000	(7)	2,280,500
	—		—	—	—	20,615	(8)	940,250
	—		—	—	—	117	(5)	5,336
	—		—	—	—	50,000	(9)	2,280,500
	—		—	—	—	4,003	(10)	182,577
	—		—	—	—	29	(6)	1,323
	—		—	—	—	140	(5)	6,385
	—		—	—	—	308	(8)	14,048

Mark C. Biderman	97,825	(11)	—	11.00	11/08/2009	—		—
	50,000	(12)	—	18.50	02/29/2012	—		—
	32,000	(3)	8,000	23.00	09/17/2013	—		—
	—		—	—	—	4,762	(5)	217,195
	—		—	—	—	1,524	(6)	69,510
	—		—	—	—	59	(5)	2,691
	—		—	—	—	10,466	(8)	477,354
	—		—	—	—	3,281	(10)	149,646
	—		—	—	—	21	(6)	958
	—		—	—	—	71	(5)	3,238
	—		—	—	—	156	(8)	7,115

Douglas W. Hammond	2,000	(13)	—	20.00	11/30/2012	—		—
	2,000	(3)	2,000	23.00	09/17/2013	—		—
	—		—	—	—	2,778	(5)	126,705
	—		—	—	—	1,009	(6)	46,020
	—		—	—	—	7,136	(8)	325,473
	—		—	—	—	35	(5)	1,596
	—		—	—	—	2,594	(10)	118,312
	—		—	—	—	14	(6)	639
	—		—	—	—	42	(5)	1,916
	—		—	—	—	106	(8)	4,835

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
	Exercisable		Unexercisable
(a)	(b)		(c)	(e)	(f)	(g)		(h)

Jeffrey A. Montgomery	25,000	(14)	—	17.50	05/21/2011	—		—
	20,000	(15)	—	20.00	11/30/2012	—		—
	4,000	(3)	1,000	23.00	09/17/2013	—		—
	—		—	—	—	2,778	(5)	126,705
	—		—	—	—	1,009	(6)	46,020
	—		—	—	—	7,136	(8)	325,473
	—		—	—	—	35	(5)	1,596
	—		—	—	—	2,594	(10)	118,312
	—		—	—	—	14	(6)	639
	—		—	—	—	42	(5)	1,916
	—		—	—	—	106	(8)	4,835

Robert R. Carter	60,000	(16)	—	10.00	01/12/2009	—		—
	4,000	(3)	1,000	23.00	09/17/2013	—		—
	—		—	—	—	722	(5)	32,930
	—		—	—	—	1,336	(6)	60,935
	—		—	—	—	3,171	(8)	144,629
	—		—	—	—	9	(5)	410
	—		—	—	—	2,312	(10)	105,450
	—		—	—	—	19	(6)	867
	—		—	—	—	11	(5)	502
	—		—	—	—	47	(8)	2,144

(1)	Value is based on the closing price of the Common Stock on December 31, 2007 ($45.61), the last trading day in 2007.
(2)	These options vested in five equal annual installments commencing April 12, 2000.
(3)	These options vest in five equal annual installments commencing September 18, 2004, subject to continued service (as applicable) through such vesting dates.
(4)	These RSUs vest on February 15, 2015, subject to continued service (as applicable) through such date.
(5)	These RSUs vest on November 16, 2008, subject to continued service (as applicable) through such date.
(6)	These RSUs vested on February 17, 2008, subject to continued service (as applicable) through such date.
(7)	These RSUs vest on February 15, 2016, subject to continued service (as applicable) through such date.
(8)	These RSUs vest in two equal installments on November 16, 2008 and November 16, 2009, subject to continued service (as applicable) through such dates.
(9)	These RSUs vest on February 15, 2017, subject to continued service (as applicable) through such date.
(10)	One-half of these RSUs vested on February 16, 2008 and the remainder vests on February 16, 2009, subject to continued service (as applicable) through such date.
(11)	These options vested in five equal annual installments commencing November 8, 2000.
(12)	These options vested in five equal annual installments commencing March 1, 2003.
(13)	These options vested on December 1, 2007.
(14)	These options vested in five equal annual installments commencing May 21, 2002.
(15)	These options vest in five equal annual installments commencing December 1, 2003, subject to continued service (as applicable) through such dates.
(16)	These options vested in five equal annual installments commencing January 1, 2000.

Option Exercises and Stock Vested

The following table sets forth information concerning the exercise of options during the 2007 fiscal year by each Named Executive Officer, as applicable. The table also shows all stock awards vested and value realized upon vesting by the Named Executive Officers during the 2007 fiscal year.

2007 Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Jessica M. Bibliowicz	—	—	37,497	1,775,728
Mark C. Biderman	—	—	19,351	919,105
Douglas W. Hammond	46,065	1,552,324	11,391	542,033
Jeffrey A. Montgomery	—	—	11,019	525,333
Robert R. Carter	27,500	1,108,781	6,455	312,359

Non-Qualified Deferred Compensation

NFPISI’s Amended and Restated Executive Deferral Plan (the “EDP”) was initially established by Partners Holdings, Inc. (“Partners”) and was assumed by NFPISI in connection with NFP’s acquisition of Partners. At the time of NFPISI’s assumption of the EDP, participation in the EDP was limited to Messrs. Carter and Callahan.

Under the EDP, plan participants can defer all or a portion of their annual compensation, which includes salary, bonuses, awards or other monetary compensation, but does not include any amounts contributed to a 401(k) or Section 125 plan. Since March 2003, no plan participant has deferred any compensation under the EDP.

Three investment options are available under the EDP: (i) a rate of return based on the S&P 500 Index, (ii) a rate of return based on the Russell 2000 Composite Index and (iii) a six percent constant annual return. At the end of each calendar month, investment gains or losses are applied to the participant’s account under the EDP based on the investment allocations selected by the participant (the “imputed earnings”). If an investment allocation is invalid or is not made by the plan participant, imputed earnings on the participant’s account are credited at the rate of eight percent per year. Plan participants may change their investment allocations once per calendar quarter with such changes becoming effective at the beginning of the next quarter.

Generally, participants are eligible to receive distributions under the EDP upon retirement, separation, death or disability. In the case of retirement, participants may elect to receive the deferred funds in a lump sum or in installments not to exceed 15 years. In the case of disability, deferred funds are distributed in installments not to exceed 15 years. In the case of separation or death, deferred funds are distributed in a lump sum.

The table on the next page sets forth information concerning nonqualified deferred compensation of Mr. Carter.

Non-Qualified Deferred Compensation Table—Mr. Carter

Relevant Fiscal Year	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
(a)	(b)	(c)	(d)	(e)	(f)
2007	—	—	11,039	—	312,861
2006	—	—	35,708	—	301,822

(1)	Neither Mr. Carter nor the Company made any contributions under the EDP during 2006 or 2007.
(2)	Under the EDP, depending upon the investment choices made by Mr. Carter, total earnings are calculated using a six percent annual rate of return and/or the daily change in market value of the S&P 500 Index and/or the Russell 2000 Composite Index during the applicable calendar year. In 2007, $130 of Mr. Carter’s aggregate earnings on compensation that was deferred by him under the EDP was comprised of above-market earnings. In 2006, $79 of Mr. Carter’s aggregate earnings on compensation that was deferred by him under the EDP was comprised of above-market earnings. Above-market earnings represent the difference between Mr. Carter’s earnings on the portion of his EDP account balance allocated to the 6% annual return investment option and the earnings that he would have achieved if such portion of his account balance had earned interest at 120% of the applicable federal long-term rate prescribed by the Code (the “Adjusted AFR”) for each month during 2007 and 2006, as applicable, in which the 6% annual return rate was higher than the Adjusted AFR. Mr. Carter’s above-market earnings are included in the Summary Compensation Table under column (h).

Potential Payments upon Termination or Change in Control

Chief Executive Officer

The CEO Employment Agreement provides for certain payments and benefits to Ms. Bibliowicz in the event of termination of her employment under certain circumstances and in the event a change in control (as defined below) occurs with respect to the Company. The table following the discussion below reflects the amount of compensation to be paid, and/or benefits to be provided, to Ms. Bibliowicz in the event of termination of her employment or a change in control with respect to the Company as of December 31, 2007. See “Compensation Tables and Other Information—Summary Compensation—Employment Agreements” above for a description of the non-competition, non-solicitation and confidentiality provisions contained in the CEO Employment Agreement.

Termination by CEO for Good Reason or Termination without Cause by NFP

In the event Ms. Bibliowicz’s employment is terminated by NFP without cause, or in the event Ms. Bibliowicz terminates her employment for good reason, she will be entitled to receive (i) her base salary through the date of termination and payment of her base salary for 24 months immediately following termination of employment (the “Continuation Period”), (ii) a pro-rata bonus for the year of termination (payable at the same time as bonuses are paid to NFP’s other executive officers), based on the greater of (x) the target annual bonus award opportunity for such year and (y) the annual bonus for the prior year, (iii) an annual bonus amount to be paid monthly during the Continuation Period based on the greater of the amounts specified in (x) and (y) in the preceding clause and (iv) immediate vesting of all equity awards other than the Type 2 Annual Awards, with stock options remaining exercisable for 90 days after the termination date. Ms. Bibliowicz would also be entitled to continued medical, dental, hospitalization and life insurance coverage and other benefit plans and programs until the earlier of the end of the Continuation Period and the date Ms. Bibliowicz receives equivalent coverage and benefits under the plans and programs of a subsequent employer, provided that if she is precluded from participating in any employee benefit plan or program, she will be provided with the after-tax economic equivalent of the benefits. As a condition to receiving the compensation and benefits described in this paragraph, Ms. Bibliowicz and NFP must execute and deliver to each other mutual releases.

Change in Control

In the event a change in control occurs with respect to the Company, Ms. Bibliowicz will be entitled to immediate vesting of all equity awards other than the Type 2 Annual Awards. In the event that Ms. Bibliowicz’s employment is terminated by NFP without cause or by Ms. Bibliowicz for good reason within 24 months after or, under certain additional circumstances, within six months prior to a change in control with respect to the Company, Ms. Bibliowicz will be entitled to the amounts described above with respect to a termination without cause or for good reason, except that: (i) any cash payments due will be paid in a lump sum, (ii) the Continuation Period will be 36 months and (iii) the Type 2 Annual Awards will become vested. As a condition to receiving the compensation and benefits described in this paragraph, Ms. Bibliowicz and NFP must execute and deliver to each other mutual releases.

Generally, pursuant to the CEO Employment Agreement, a “change in control” would include any of the following events:

(i)	any person (other than NFP or any employee benefit plan sponsored by NFP) becomes the beneficial owner of 30% or more of NFP’s outstanding Common Stock;

(ii)	the dissolution of sale of all or substantially all of the assets of NFP;

(iii)	a merger or consolidation of NFP with any other entity that results in (x) NFP’s directors immediately before the combination comprising less than a majority of the board of the combined entity or (y) the outstanding voting securities of NFP immediately prior to the combination representing less than 50% of the combined voting power after such combination; or

(iv)	a majority of NFP’s directors is replaced under certain circumstances.

Termination for Cause by NFP or Voluntary Termination by CEO

In the event the Company terminates Ms. Bibliowicz’s employment for cause or Ms. Bibliowicz terminates her employment voluntarily without good reason, Ms. Bibliowicz will be entitled to receive (i) her base salary through the date of termination and (ii) the continued right to exercise vested stock options granted prior to December 2004 for 30 days after the termination date.

Death or Disability

In the event Ms. Bibliowicz’s employment is terminated due to her death or disability, she will be entitled to receive (i) her base salary through the date of termination, (ii) her annual bonus for the year in which death or disability occurs, prorated through the date of termination and payable at the same time as bonuses are paid to NFP’s other executive officers and (iii) immediate vesting of all equity awards other than the Type 2 Annual Awards, with stock options remaining exercisable for one year after the termination date. Ms. Bibliowicz will also be entitled to receive the same company-provided life insurance coverage, accidental death & dismemberment coverage, short-term disability coverage, and long-term disability coverage as all other NFP employees employed at the Company’s New York headquarters. In addition, Ms. Bibliowicz will be entitled to receive coverage under the Company’s Senior Executive Life Insurance Program.

Non-Renewal of Employment Agreement by NFP

In the event Ms. Bibliowicz’s employment agreement terminates because the Company gives notice of non-renewal of the agreement’s term, Ms. Bibliowicz will be entitled to receive (i) her base salary through the date of termination, (ii) her annual bonus for the year in which the termination occurs, prorated through the date of termination and (iii) immediate vesting of all equity awards other than the Type 2 Annual Awards, with stock options remaining exercisable for 90 days after the termination date.

Tax Gross-Up

Under the CEO Employment Agreement, the Company will increase Ms. Bibliowicz’s total payments under the agreement to cover any “golden parachute” excise taxes imposed under the Code as a result of any payment or benefit to be provided to her under her agreement or any other NFP plan or program, provided that if the value of the payments subject to excise taxes is not more than 110% of the value of payments that could be provided without triggering excise taxes, then the value of payments to Ms. Bibliowicz will be reduced to the amount that can be provided without triggering excise taxes.

2007 Potential Payments to CEO upon Termination or Change in Control Table

Benefit	Before Change in Control - Termination w/o Cause or for Good Reason ($)	Change in Control ($)	After Change in Control - Termination w/o Cause or for Good Reason ($)	Voluntary Termination by CEO or Termination for Cause ($)	Death ($)		Disability ($)		Non-Renewal of Employment Agreement by NFP ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)
Compensation
Salary	1,400,000	—	2,100,000	—	—		—		—
Bonus(1)	2,625,000	—	3,500,000	—	650,000		650,000		—
Stock Option Awards(2)	452,200	452,200	452,200	—	452,200		452,200		452,200
Stock Awards(3)	1,672,108	1,672,108	8,513,608	—	1,672,108		1,672,108		1,672,108

Benefits(4)
Medical Insurance	38,136	—	57,204	—	—		—		—
Dental Insurance	2,957	—	4,435	—	—		—		—
Group Term Life Insurance	702	—	1,053	—	325,000	(5)	—		—
Accidental Death & Dismemberment	150	—	225	—	325,000	(6)	—		—
Senior Executive Life Insurance Program	9,114	—	13,671	—	3,000,000	(7)	—		—
Short Term Disability	1,531	—	2,297	—	—		32,500	(8)	—
Long Term Disability	552	—	828	—	—		2,030,000	(9)	—
401(k) Plan(10)	23,873	—	35,809	—	—		—		—

Additional Items
Excise Tax Gross-up	—	—	5,544,325	—	—		—		—

Total	6,226,323	2,124,308	20,225,655	—	6,424,308		4,836,808		2,124,308

(1)	Includes annual incentive bonus earned for the 2007 fiscal year that would be paid following termination. Columns (b) and (d) also include payment of the annual incentive bonus during the applicable Continuation Period. Columns (b) and (d) were calculated at Ms. Bibliowicz’s target annual bonus rate of $875,000. Columns (f) and (g) reflect Ms. Bibliowicz’s actual bonus for the 2007 fiscal year.
(2)	The value of the acceleration of Ms. Bibliowicz’s unvested stock option awards is based upon the total number of unvested stock option awards outstanding at December 31, 2007 (20,000 stock options) multiplied by the difference between the closing price of the Common Stock on December 31, 2007 ($45.61) and the option exercise price ($23.00).
(3)	The value of the acceleration of Ms. Bibliowicz’s unvested stock awards for columns (b), (c), (f), (g) and (h) is based upon the total number of unvested RSUs (excluding the Type 2 Annual Awards) outstanding at December 31, 2007 (36,661 RSUs) multiplied by the closing price of the Common Stock on December 31, 2007 ($45.61). The value of the acceleration of Ms. Bibliowicz’s unvested stock awards for column (d) is based upon the total number of unvested RSUs outstanding at December 31, 2007 (186,661 RSUs) multiplied by the closing price of the Common Stock on December 31, 2007 ($45.61).
(4)	Except as disclosed in Footnote 10 below and except for the amounts in columns (f) and (g), the value of each benefit listed is determined by the product of (i) the Company’s monthly premium cost for each benefit in 2007 and (ii) the applicable Continuation Period.
(5)	All full-time employees at the Company’s New York headquarters are eligible for coverage under the Company’s Group Term Life Insurance policy. Under this policy, the death benefit is equal to 100% of applicable employee’s base salary up to a maximum of $325,000.
(6)	All full-time employees at the Company’s New York headquarters are eligible for coverage under the Company’s Accidental Death & Dismemberment policy. Under this policy, the death benefit is equal to 100% of the applicable employee’s base salary up to a maximum of $325,000. The amount listed in column (f) assumes that Ms. Bibliowicz suffered an accidental death.
(7)	The death benefit for Ms. Bibliowicz under the Senior Executive Life Insurance Program is $3,000,000.
(8)	All full-time employees at the Company’s New York headquarters are eligible for coverage under the Company’s Short Term Disability policy. Under this policy, coverage is 60% of applicable employee’s gross monthly income (up to a maximum of $2,500 per week) for up to 13 weeks. The amount listed in column (g) assumes Ms. Bibliowicz was disabled for the entire 13 week period.

(9)	All full-time employees at the Company’s New York headquarters are eligible for coverage under the Company’s Long Term Disability policy. Under this policy, after the first 90 days of disability, coverage is 60% of the applicable employee’s gross monthly income (up to a maximum of $10,000 per month) until the employee is no longer deemed disabled or age 65, whichever is earlier. The amount listed in column (g) assumes that Ms. Bibliowicz suffers a disability until age 65.
(10)	Since Ms. Bibliowicz’s continued participation in the Company’s 401(k) Plan after her termination would not be permitted under the terms of the 401(k) Plan, the Company would be required to make a cash payment to Ms. Bibliowicz equal to the value of the Company’s matching contribution under the 401(k) Plan. The amounts listed in columns (b) and (d) assume that Ms. Bibliowicz contributed the maximum amount under applicable law to the Company’s 401(k) Plan and reflects the sum of (i) $13,500 and $20,250, respectively, which represents the Company’s matching contribution under the 401(k) Plan for the applicable Continuation Period and (ii) $10,373 and $15,559, respectively, which represents the tax gross-up payment that would be paid by the Company to Ms. Bibliowicz in connection with the matching contribution payment.

Other Named Executive Officers

On May 3, 2007, the Board of Directors adopted the Change in Control Severance Plan (the “CIC Plan”). The CIC Plan provides for certain payments and benefits to CIC Plan participants in the event of termination of their employment under certain circumstances following a change in control with respect to the Company. The Company provides each CIC Plan participant with a participation schedule that sets out his or her potential benefits under the CIC Plan and the applicability of certain CIC Plan provisions. Messrs. Biderman and Hammond are both current participants of the CIC Plan. The tables following the discussion below reflect the amount of compensation to be paid, and/or benefits to be provided, to Messrs. Biderman and Hammond in the event of termination of their employment following a change in control with respect to the Company as of December 31, 2007. Though Messrs. Carter and Montgomery were also participants of the CIC Plan at December 31, 2007, as both individuals have resigned their positions with the Company, they are no longer participants of the CIC Plan and are not entitled to any payments or benefits under the CIC Plan.

Change in Control

Under the Company’s standard RSU award agreement applicable to all employees (excluding Ms. Bibliowicz) and directors, upon a change in control (as defined above) with respect to the Company, Messrs. Biderman and Hammond will be entitled to immediate vesting of all RSU awards so long as such RSU awards are not expressly assumed by a successor to the Company’s business in connection with the change in control.

Termination by Executive for Good Reason or Termination without Cause by NFP

Under the CIC Plan, in the event that either Mr. Biderman’s or Mr. Hammond’s (each, a “Participant”) employment is terminated by NFP without cause or by such Participant for good reason within 18 months after or, under certain additional circumstances, within six months prior to, a change in control (as defined below) with respect to the Company (the “Protected Period”), such Participant will be entitled to receive the following amounts in a lump sum within 30 days of the applicable termination date: (i) the Participant’s base salary through the date of termination (including amounts attributed to earned but unused vacation), (ii) bonus awards earned by the Participant but not yet paid or credited as a deferral at the date of termination, (iii) the Participant’s pro-rata annual target bonus through the date of termination and (iv) the product of 2 multiplied by the sum of (i) the Participant’s base salary and (ii) the Participant’s annual target bonus. In addition, the Participant will be entitled to immediate vesting of all equity awards, with stock options remaining exercisable in accordance with their existing terms. The Participant will also be entitled to (i) continued participation in NFP’s welfare and fringe benefit plans (or substantially similar benefits if such participation is not permitted under the terms of the relevant plans) until the earlier of 24 months after the applicable termination date and the date the Participant receives equivalent coverage and benefits under the benefit plans of a subsequent employer and (ii) continued contributions to the Company’s defined contribution plans for 24 months after the applicable termination date (or a cash payment equal to such contributions if contributions are not permitted under the terms of the relevant plans). As a condition to receiving the compensation and benefits described in this paragraph, the Participant and NFP must execute and deliver to each other mutual releases.

Generally, under the CIC Plan, a “change in control” would include any of the following events:

(i)	any person (other than NFP or any employee benefit plan sponsored by NFP) becomes the beneficial owner of 30% or more of NFP’s outstanding Common Stock;

(ii)	the dissolution of sale of all or substantially all of the assets of NFP;

(iii)	a merger or consolidation of NFP with any other entity that results in (x) NFP’s directors immediately before the combination comprising less than a majority of the board of the combined entity or (y) the outstanding voting securities of NFP immediately prior to the combination representing less than 50% of the combined voting power after such combination;

(iv)	a majority of NFP’s directors is replaced under certain circumstances; or

(v)	any other event that the Board of Directors determines, in its discretion, to be a change in control.

Termination for Cause by NFP or Voluntary Termination by Executive

Under the CIC Plan, in the event the Company terminates a Participant’s employment for cause or a Participant terminates his employment voluntarily without good reason during the Protected Period, such Participant will be entitled to receive the following amounts in a lump sum within 30 days of the applicable termination date: (i) his base salary through the date of termination (including amounts attributed to earned but unused vacation) and (ii) bonus awards earned by the Participant but not yet paid or credited as a deferral at the date of termination.

Death or Disability

Under the CIC Plan, in the event a Participant’s employment is terminated due to his death or disability during the Protected Period, such Participant will be entitled to receive the following amounts in a lump sum within 30 days of the applicable termination date: (i) his base salary through the date of termination (including amounts attributed to earned but unused vacation) and (ii) bonus awards earned by the Participant but not yet paid or credited as a deferral at the date of termination.

In addition to the payments described above, under the Company’s standard equity award agreements applicable to all employees (excluding Ms. Bibliowicz) and directors, upon death or disability, Messrs. Biderman and Hammond will be entitled to immediate vesting of all equity awards, with stock options remaining exercisable for one year after death or disability. Additionally, Messrs. Biderman and Hammond will also be entitled to receive the same company-provided life insurance coverage, accidental death & dismemberment coverage, short-term disability coverage and long-term disability coverage as all other NFP employees employed at the Company’s New York headquarters. Furthermore, Messrs. Biderman and Hammond will also be entitled to receive coverage under the Company’s Senior Executive Life Insurance Program.

Tax Gross-Up

Under the CIC Plan, the Company will increase a Participant’s total payments under the CIC Plan to cover any excise taxes imposed by “golden parachute” excise taxes imposed under the Code on payments or distributions made by the Company to a Participant, whether payable under the CIC Plan or otherwise, provided that if the value of the payments subject to excise taxes is not more than 110% of the value of payments that could be provided without triggering excise taxes, then the value of payments to such Participant will be reduced to the amount that can be provided without triggering excise taxes. The tax gross-up provision is not applicable in the event the Participant’s employment is terminated by the Company for cause or in the event the Participant terminates his employment for any reason other than good reason.

Restrictive Covenants

As a condition to participation in the CIC Plan, each Participant agreed to be bound by post-employment non-competition and non-solicitation covenants of 6 months and 1 year, respectively, that apply under certain circumstances. In addition, each Participant is also bound by certain confidentiality provisions that apply during employment and post-employment.

2007 Potential Payments to Mark Biderman after Change in Control Table

Benefit	Change in Control ($)		Termination w/o Cause or for Good Reason ($)	Voluntary Termination by Executive or Termination for Cause ($)	Death ($)		Disability ($)
(a)	(b)		(c)	(d)	(e)		(f)
Compensation
Salary	—		720,000	—	—		—
Bonus(1)	—		1,800,000	600,000	600,000		600,000
Stock Option Awards(2)	—		180,000	—	180,000		180,000
Stock Awards(3)	927,707	(4)	927,707	—	927,707		927,707

Benefits(5)
Medical Insurance	—		24,445	—	—		—
Dental Insurance	—		1,611	—	—		—
Group Term Life Insurance	—		702	—	325,000	(6)	—
Accidental Death & Dismemberment	—		150	—	325,000	(7)	—
Senior Executive Life Insurance Program	—		34,430	—	3,000,000	(8)	—
Short Term Disability	—		1,531	—	—		32,500	(9)
Long Term Disability	—		552	—	—		350,000	(10)
401(k) Plan(11)	—		27,245	—	—		—

Additional Items
Excise Tax Gross-up(12)	—		—	—	—		—

Total	927,707		3,718,373	600,000	5,357,707		2,090,207

(1)	Columns (c), (d), (e) and (f) include Mr. Biderman’s actual incentive bonus of $600,000 earned for the 2007 fiscal year but not yet paid at December 31, 2007. Column (c) also includes an additional payment of 2 multiplied by Mr. Biderman’s annual incentive bonus for the 2007 fiscal year.
(2)	The value of the acceleration of Mr. Biderman’s unvested stock option awards is based upon the total number of unvested stock option awards outstanding at December 31, 2007 (8,000 stock options) multiplied by the difference between the closing price of the Common Stock on December 31, 2007 ($45.61) and the option exercise price ($23.00).
(3)	The value of the acceleration of Mr. Biderman’s unvested stock awards is based upon the total number of unvested RSUs outstanding at December 31, 2007 (20,340 RSUs) multiplied by the closing price of the Common Stock on December 31, 2007 ($45.61).
(4)	The amount in column (b) assumes that RSU awards were not expressly assumed by a successor to the Company’s business in connection with the change in control.
(5)	Except as disclosed in Footnote 11 below and except for the amounts in columns (e) and (f), the value of each benefit listed is determined by the product of (i) the Company’s monthly premium cost for each benefit in 2007 and (ii) 24.
(6)	All full-time employees at the Company’s New York headquarters are eligible for coverage under the Company’s Group Term Life Insurance policy. Under this policy, the death benefit is equal to 100% of applicable employee’s base salary up to a maximum of $325,000.
(7)	All full-time employees at the Company’s New York headquarters are eligible for coverage under the Company’s Accidental Death & Dismemberment policy. Under this policy, the death benefit is equal to 100% of the applicable employee’s base salary up to a maximum of $325,000. The amount listed in column (e) assumes that Mr. Biderman suffered an accidental death.
(8)	The death benefit for Mr. Biderman under the Senior Executive Life Insurance Program is $3,000,000.
(9)	All full-time employees at the Company’s New York headquarters are eligible for coverage under the Company’s Short Term Disability policy. Under this policy, coverage is 60% of applicable employee’s gross monthly income (up to a maximum of $2,500 per week) for up to 13 weeks. The amount listed in column (f) assumes Mr. Biderman was disabled for the entire 13 week period.
(10)	All full-time employees at the Company’s New York headquarters are eligible for coverage under the Company’s Long Term Disability policy. Under this policy, after the first 90 days of disability, coverage is 60% of the applicable employee’s gross monthly income (up to a maximum of $10,000 per month) until the employee is no longer deemed disabled or age 65, whichever is earlier. The amount listed in column (f) assumes that Mr. Biderman suffers a disability until age 65.
(11)

Since Mr. Biderman’s continued participation in the Company’s 401(k) Plan after his termination would not be permitted under the terms of the 401(k) Plan, the Company would be required to make a cash payment to Mr. Biderman equal to the value of the Company’s matching contribution under the 401(k) Plan. The amount listed in column (c) assumes that Mr. Biderman contributed the maximum amount under applicable law to the Company’s 401(k) Plan and reflects the sum of (i) $13,500, which represents the Company’s matching contribution under the 401(k) Plan for a 24-month period and (ii) $13,745, which represents the tax gross-up payment that would be paid by the Company to Mr. Biderman in connection with the matching contribution payment.

(12)	Based on the total payments or distributions made to Mr. Biderman under the CIC Plan or otherwise, no excise tax gross-up payment would be due to Mr. Biderman.

2007 Potential Payments to Douglas Hammond after Change in Control Table

Benefit	Change in Control ($)		Termination w/o Cause or for Good Reason ($)	Voluntary Termination by Executive or Termination for Cause ($)	Death ($)		Disability ($)
(a)	(b)		(c)	(d)	(e)		(f)
Compensation
Salary	—		700,000	—	—		—
Bonus(1)	—		1,650,000	550,000	550,000		550,000
Stock Option Awards(2)	—		45,220	—	45,220		45,220
Stock Awards(3)	625,496	(4)	625,496	—	625,496		625,496

Benefits(5)
Medical Insurance	—		38,136	—	—		—
Dental Insurance	—		2,957	—	—		—
Group Term Life Insurance	—		702	—	325,000	(6)	—
Accidental Death & Dismemberment	—		150	—	325,000	(7)	—
Senior Executive Life Insurance Program	—		5,475	—	3,000,000	(8)	—
Short Term Disability	—		1,531	—	—		32,500	(9)
Long Term Disability	—		552	—	—		2,740,000	(10)
401(k) Plan(11)	—		23,873	—	—		—

Additional Items
Excise Tax Gross-up(12)	—		—	—	—		—

Total	625,496		3,094,092	550,000	4,870,716		3,993,216

(1)	Columns (c), (d), (e) and (f) include Mr. Hammond’s actual incentive bonus of $550,000 earned for the 2007 fiscal year but not yet paid at December 31, 2007. Column (c) also includes an additional payment of 2 multiplied by Mr. Hammond’s annual incentive bonus for the 2007 fiscal year.
(2)	The value of the acceleration of Mr. Hammond’s unvested stock option awards is based upon the total number of unvested stock option awards outstanding at December 31, 2007 (2,000 stock options) multiplied by the difference between the closing price of the Common Stock on December 31, 2007 ($45.61) and the option exercise price ($23.00).
(3)	The value of the acceleration of Mr. Hammond’s unvested stock awards is based upon the total number of unvested RSUs outstanding at December 31, 2007 (13,714 RSUs) multiplied by the closing price of the Common Stock on December 31, 2007 ($45.61).
(4)	The amount in column (b) assumes that RSU awards were not expressly assumed by a successor to the Company’s business in connection with the change in control.
(5)	Except as disclosed in Footnote 11 below and except for the amounts in columns (e) and (f), the value of each benefit listed is determined by the product of (i) the Company’s monthly premium cost for each benefit in 2007 and (ii) 24.
(6)	All full-time employees at the Company’s New York headquarters are eligible for coverage under the Company’s Group Term Life Insurance policy. Under this policy, the death benefit is equal to 100% of applicable employee’s base salary up to a maximum of $325,000.
(7)	All full-time employees at the Company’s New York headquarters are eligible for coverage under the Company’s Accidental Death & Dismemberment policy. Under this policy, the death benefit is equal to 100% of the applicable employee’s base salary up to a maximum of $325,000. The amount listed in column (e) assumes that Mr. Hammond suffered an accidental death.
(8)	The death benefit for Mr. Hammond under the Senior Executive Life Insurance Program is $3,000,000.
(9)	All full-time employees at the Company’s New York headquarters are eligible for coverage under the Company’s Short Term Disability policy. Under this policy, coverage is 60% of applicable employee’s gross monthly income (up to a maximum of $2,500 per week) for up to 13 weeks. The amount listed in column (f) assumes Mr. Hammond was disabled for the entire 13 week period.

(10)	All full-time employees at the Company’s New York headquarters are eligible for coverage under the Company’s Long Term Disability policy. Under this policy, after the first 90 days of disability, coverage is 60% of the applicable employee’s gross monthly income (up to a maximum of $10,000 per month) until the employee is no longer deemed disabled or age 65, whichever is earlier. The amount listed in column (f) assumes that Mr. Hammond suffers a disability until age 65.
(11)	Since Mr. Hammond’s continued participation in the Company’s 401(k) Plan after his termination would not be permitted under the terms of the 401(k) Plan, the Company would be required to make a cash payment to Mr. Hammond equal to the value of the Company’s matching contribution under the 401(k) Plan. The amount listed in column (c) assumes that Mr. Hammond contributed the maximum amount under applicable law to the Company’s 401(k) Plan and reflects the sum of (i) $13,500, which represents the Company’s matching contribution under the 401(k) Plan for a 24-month period and (ii) $10,373, which represents the tax gross-up payment that would be paid by the Company to Mr. Hammond in connection with the matching contribution payment.
(12)	Based on the total payments or distributions made to Mr. Hammond under the CIC Plan or otherwise, no excise tax gross-up payment would be due to Mr. Hammond.

Equity Compensation Plan Information

The following table sets forth a description of the Company’s equity compensation plans as of December 31, 2007.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options and Other Rights(1)	Weighted-Average Exercise Price of Outstanding Options and Other Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans, Excluding Securities Reflected in Column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders(3)	3,900,940	$13.62	2,492,463

Total:	3,900,940	$13.62	2,492,463

(1)	The amounts listed in column (a) include securities to be issued upon the vesting of RSUs.
(2)	The amounts listed in column (b) do not take into account outstanding RSUs.
(3)	The material terms of the Company’s equity compensation plans are set forth in Note 12 “Stock Incentive Plans” to the Company’s consolidated financial statements contained in the Company’s 2007 Form 10-K.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee is or has been an officer or an employee of the Company. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written policy which provides that the Nominating and Corporate Governance Committee will evaluate and consider for approval and/or ratification transactions, arrangements and relationships that may occur or exist between the Company, on the one hand, and directors, certain of the Company’s officers and certain persons or entities associated with such persons, on the other hand. Under the policy, any transaction, arrangement or relationship, or any material amendment to such transaction, in which the Company, including any of its subsidiaries, was, is or will be a participant and the amount involved exceeds $60,000, and in which any related person had, has or will have a direct or indirect interest, will be deemed to be a “Related Person Transaction.” The policy contains a limited number of exclusions, including, without limitation, (i) executive compensation and benefit arrangements approved by the Board of Directors or the Compensation Committee, (ii) director compensation arrangements approved by the Board of Directors or the Compensation Committee and (iii) any transaction available to all salaried employees of the Company generally.

The Company’s policy provides that, prior to entering into any Related Person Transaction, (i) the related person, (ii) the director, executive officer, nominee or beneficial owner who is an immediate family member of the related person or (iii) the business unit or department head responsible for the potential Related Person Transaction will provide notice to the Company’s Legal Department of the facts and circumstances of the proposed Related Person Transaction. The Company’s General Counsel will then assess whether the proposed transaction is a Related Person Transaction and whether the related person has a material interest in such transaction for purposes of this policy. If the General Counsel determines that the proposed transaction is a Related Person Transaction involving an amount in excess of $120,000 and the related person has a material interest in such transaction, the proposed Related Person Transaction will be submitted to the Nominating and Corporate Governance Committee or the Board of Directors for consideration at the next meeting or, if it is not practicable or desirable to wait until the next meeting, to the Chairman of the Nominating and Corporate Governance Committee. If the General Counsel determines that the proposed transaction is a Related Person Transaction involving an amount in excess of $60,000 but less than $120,000 and the related person has a material interest in such transaction, the CEO and CFO, in consultation with the General Counsel, will determine whether to approve such transaction.

The Company’s policy further provides that if the CEO, CFO or General Counsel becomes aware of a Related Person Transaction that has not been previously approved or previously ratified under the policy, if the transaction is pending or ongoing, it shall be considered as described above, and ratified, amended or terminated, as appropriate. If the transaction is completed, the applicable reviewing person or persons will evaluate the transaction to determine if rescission or other action is appropriate.

As of January 15, 2007, Apollo Investment Fund IV, L.P. (“AIF IV”) and Apollo Overseas Partners IV, L.P. (“Overseas IV,” and together with AIF IV, “Apollo”) beneficially held 3,674,995 and 200,042 shares of Common Stock, respectively, which at the time, collectively, represented 9.9% of the Company’s outstanding Common Stock. Apollo Advisors IV, L.P. serves as the general partner of AIF IV and the managing general partner of Overseas IV. Apollo Management IV, L.P. serves as the manager of AIF IV and Overseas IV. Since January 22, 2007, Apollo has not beneficially held 5% or more of the Company’s outstanding Common Stock. Marc E. Becker, a partner at Apollo, was a director of the Company since its inception until May 16, 2007. On January 15, 2007, the Company entered into an agreement with Apollo to repurchase 2,300,000 shares of Common Stock from Apollo in a privately negotiated transaction for $106.6 million. Apollo sold these shares to the Company at the same price per share as the initial price per share to the public in the Company’s secondary offering that was conducted at the same time. After completion of the sales contemplated by the privately negotiated repurchase and the secondary offering, Apollo received the same proceeds per share, net of underwriting discounts, for the shares it sold pursuant to the repurchase and in the secondary offering, on an aggregate basis, as the other selling stockholders received for the shares they sold in the secondary offering. The repurchase of shares from Apollo was approved by the Board of Directors prior to the execution of the agreement with Apollo. Mr. Becker expressly disclaims beneficial ownership of the shares of Common Stock held by Apollo, and had no interest, financial or otherwise, in the transaction, other than as a result of his position as a partner at Apollo. Mr. Becker no longer serves on the Board of Directors.

PROPOSAL I. ELECTION OF DIRECTORS

The current term of office of the Company’s directors expires at the Annual Meeting. The Nominating and Corporate Governance Committee and the Board of Directors have nominated and are recommending the election of each of the nominees set forth below as a director of the Company to serve until the next Annual Meeting of Stockholders or until his or her successor is duly elected and qualified, in accordance with the Amended and Restated By-Laws of the Company. Each nominee is currently a director of the Company. Should any nominee become unable or unwilling to accept nomination or election, it is intended that the persons named in the enclosed proxy will vote the shares that they represent for the election of a substitute nominee designated by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee, unless the Board of Directors reduces the number of directors.

Name	Age as of January 1, 2008	Year First Elected to Serve as Director
Jessica M. Bibliowicz	48	1999
Stephanie W. Abramson	63	2003
Arthur S. Ainsberg	60	2003
R. Bruce Callahan(1)	68	2007
John A. Elliott	62	2005
Shari Loessberg	47	2003
Kenneth C. Mlekush	69	2005

(1)	Mr. Callahan also previously served as a director of the Company from June 1999 to August 2003.

See “Information about the Company’s Directors and Executive Officers” above for more detailed biographical information relating to the nominees for election to the Board of Directors.

The Board of Directors recommends a vote FOR each of the persons nominated by the Board of Directors, and your proxy will be so voted unless you specify otherwise. Under the Amended and Restated By-Laws of NFP, the affirmative vote of a majority of the votes cast with respect to this Proposal I is required for the election of directors. A vote that is withheld with respect to the election of one or more nominees will be treated as “present” for quorum purposes but will have the same effect as a vote against election of such nominee or nominees.

PROPOSAL II. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to conduct the audit of the Company’s books and records for the fiscal year ending December 31, 2008. PricewaterhouseCoopers LLP also served as the Company’s independent registered public accounting firm for the previous fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

The Audit Committee is directly responsible for the appointment and retention of the Company’s independent registered public accounting firm. Although ratification by stockholders is not required by the Company’s organizational documents or under applicable law, the Audit Committee has determined that requesting ratification by stockholders of its selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR Proposal II and your proxy will be so voted unless you specify otherwise. Under the Amended and Restated By-Laws of NFP, the affirmative vote of a majority of the votes cast with respect to this Proposal II is required to approve the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. An abstention from voting on this matter will be treated as “present” for quorum purposes and will be counted as a negative vote as to this Proposal II.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees billed for professional audit services rendered by PricewaterhouseCoopers LLP (“PwC”) for the audit of the Company’s annual financial statements for the years ended December 31, 2007 and 2006, and fees billed for other services rendered by PwC during those periods:

Type of Fees	2007	2006
Audit Fees(1)	$2,855,735	$2,378,568
Audit-Related Fees(2)	159,128	111,600
Tax Fees(3)	—	—
All Other Fees(4)	1,626	38,473

Total Fees	$3,016,489	$2,528,641

(1)	Represents the aggregate fees billed by PwC for professional services rendered for the audits of the Company’s annual consolidated financial statements, for the audit over the effectiveness of the Company’s internal control over financial reporting, for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and for other statutory and regulatory filings and comfort letters and consents related to registration statements filed with the SEC.
(2)	Represents fees billed for assurance and related services. These services related to employee benefits plan audits, attest services that are not required by statute or regulation, audit consultations and internal control matters.
(3)	The Company did not utilize the services of PwC for tax compliance for the 2007 fiscal year or the 2006 fiscal year.
(4)	Represents fees billed for the 2007 fiscal year for services related to subscriptions for access to electronic financial reporting and assistance tools and for the 2006 fiscal year for services related to the licensing of certain computer software to the Company’s Internal Audit Department.

Audit Committee Approval of Fees

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. Before the independent registered public accounting firm is engaged by NFP to render audit or non-audit services, the engagement is approved by the Audit Committee.

All work performed by PwC as described above has been approved in advance by the Audit Committee. The Audit Committee has considered and concluded that the provision of non-audit services is compatible with maintaining the principal registered public accounting firm’s independence.

OTHER MATTERS

At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares which they represent.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Any stockholder intending to present a proposal at the 2009 Annual Meeting must arrange to have the proposal delivered to the Company not later than December 15, 2008, in order to have the proposal considered for inclusion in the Company’s proxy materials for that meeting. Proposals should be sent to the Corporate Secretary at National Financial Partners Corp., 340 Madison Avenue, 19th Floor, New York, NY 10173 and any stockholder submitting a proposal must follow the procedures required by Exchange Act Rule 14a-8. In addition, for a matter to be properly brought before the 2009 Annual Meeting by a stockholder (as opposed to a matter included in the Company’s proxy materials), notice of a matter that is not included in the Company’s proxy materials must be received by the Company no earlier than January 21, 2009 and no later than February 20, 2009, and the stockholder must follow the procedures required by the Company’s Amended and Restated By-Laws. Matters submitted outside these dates are untimely and may not be presented in any manner at the 2009 Annual Meeting. Proposals should be sent to the Corporate Secretary at National Financial Partners Corp., 340 Madison Avenue, 19th Floor, New York, NY 10173.

ACCESS TO PROXY MATERIALS

If your shares are registered in your own name with the Company’s transfer agent (“holder of record”), you may elect to receive the Company’s annual report to stockholders or proxy statements electronically by contacting Mellon (i) by mail at 480 Washington Boulevard, Jersey City, NJ 07310, (ii) by e-mail at shrrelations@bnymellon.com or (iii) by logging on to Mellon’s Investor ServiceDirect at www.bnymellon.com/shareowner/isd. Stockholders owning shares through a bank, broker or other nominee (“street name” holders) should contact such nominee for information regarding electronic delivery of materials. An election to receive materials through the Internet will remain in effect for all future annual meetings unless revoked. Stockholders requesting electronic delivery may incur costs, such as telephone and Internet access charges, that must be borne by the stockholder. Stockholders who elect to access proxy materials on the Internet may request prompt delivery of a hard copy of the Company’s 2007 Annual Report to Stockholders or Proxy Statement by contacting the Company at (212) 301-4000 or by writing to the Investor Relations Department of the Company at 787 Seventh Avenue, 11th Floor, New York, NY 10019. After June 1, 2008, such requests should be directed to the Company’s new corporate headquarters address at 340 Madison Avenue, 19th Floor, New York, NY 10173.

SHARED ADDRESS STOCKHOLDERS

Eligible “street name” stockholders who share a single address may receive only one Proxy Statement at that address unless any stockholder at that address provides instructions to his or her nominee to the contrary. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if a stockholder residing at such address wishes to receive a separate proxy statement in the future, he or she may contact his or her nominee to request a separate proxy statement. Eligible “street name” stockholders who receive multiple copies of this Proxy Statement can request householding by contacting his or her nominee. At this time, householding is not available for stockholders who are “holders of record.”

The Company hereby undertakes to deliver promptly, upon written request, a copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to such stockholder’s nominee.

REPORTS

The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company’s 2007 Form 10-K, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of the Company’s 2007 Form 10-K should be directed to the Investor Relations Department of the Company at the address above. This Proxy Statement, the Company’s 2007 Annual Report to Stockholders and the 2007 Form 10-K are also available on the Company’s Web site at http://www.nfp.com/ir, and a copy of the 2007 Annual Report to Stockholders is included in this mailing. The 2007 Annual Report to Stockholders, the 2007 Form 10-K and information on the Company’s Web site other than this Proxy Statement are not part of the Company’s proxy soliciting materials. Additionally, this Proxy Statement and the 2007 Annual Report to Stockholders may be accessed at http://ww3.ics.adp.com/streetlink/nfp, which does not have “cookies” that identify visitors to the site.

By Order of the Board of Directors,

DOUGLAS W. HAMMOND

Executive Vice President,

General Counsel and Corporate Secretary

April 14, 2008

Appendix A

NATIONAL FINANCIAL PARTNERS CORP.

GUIDELINES FOR SELECTION OF DIRECTORS

Upon recommendation of the Nominating and Corporate Governance Committee (the “Committee”), the Board of Directors (the “Board”) of National Financial Partners Corp. (“NFP” or the “Company”) has adopted the following guidelines establishing procedures to be followed in identifying and evaluating candidates for nomination to the Board, including evaluation of the independence of such candidates under standards set by the New York Stock Exchange (the “NYSE”) and under applicable law. The guidelines are intended to reflect the Company’s commitment to the highest standards of corporate governance, and to comply with NYSE and other legal requirements. The Committee will periodically (at least annually) review these guidelines and propose modifications to the Board as appropriate.

I.	Board Composition

The members of the Board should collectively possess a broad range of skills, expertise, industry and other knowledge, and business and other experience so as to enhance the Board’s ability to manage and direct the affairs and business of the Company. A majority of the Board shall consist of directors whom the Board has determined meet the criteria for independence as established by the Board in accordance with NYSE listing standards and any other applicable laws, rules and regulations regarding independence in effect from time to time and the Board’s business judgment (an “Independent Director”).

II.	Identifying Potential Candidates

The Committee shall conduct searches for and identify qualified nominees to serve on the Board pursuant to the criteria set forth herein, in the Corporate Governance Guidelines and in the charter of the Committee. The Committee, in identifying potential candidates, may also rely on any strategies or techniques that it deems appropriate and helpful and that are not inconsistent with the criteria set forth in the Corporate Governance Guidelines or in the Committee’s charter.

The Committee may accept suggestions from management of the Company, members of the Board, and employees as to potential candidates for nomination.

The Committee may retain a search firm to be used to identify candidates. The Committee will have sole responsibility for the retention and termination of such firm, including sole authority to approve the search firm’s fees and other retention terms after consultation with management of the Company. Any such fees shall be borne by the Company.

The Committee will also consider stockholders’ recommendations for nominees for membership on the Board, provided a stockholder making such a recommendation (a) is a stockholder of record on the date of the giving of the notice referenced below and on the record date for the determination of stockholders entitled to notice of and to vote at the applicable stockholders meeting, (b) meets the minimum eligibility requirements specified in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (c) provides timely notice of such recommendation in proper written form to the Secretary of the Company in accordance with the procedures set forth in the Company’s Amended and Restated By-Laws. The Committee shall evaluate candidates proposed by eligible stockholders in the same manner as other candidates suggested or recommended to the Committee.

III.	Selection of Directors

Nominations and Appointments. The Committee shall be responsible for identifying and recommending to the Board qualified candidates for Board membership, based primarily on the following criteria:

•	Judgment, character, expertise, skills and knowledge useful to the oversight of the Company’s business;

•	Diversity of viewpoints, backgrounds, experiences and other demographics;

•	Business or other relevant experience; and

•

The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the Company.

The Committee may also rely on any other factors that it deems appropriate and that are not inconsistent with the criteria set forth in the Corporate Governance Guidelines or any factors set forth in the charter of the Committee. Members of the Committee shall discuss and evaluate possible candidates in detail prior to recommending them to the Board.

The Committee shall also be responsible for initially assessing whether a candidate would be an Independent Director. The Board, taking into consideration the recommendations of the Committee, shall be responsible for selecting the nominees for election to the Board by the stockholders and for appointing directors to the Board to fill vacancies, with primary emphasis on the criteria set forth above, and shall also make the determination as to whether a nominee or appointee would be an Independent Director.

Invitations. The Chairman of the Committee and the Chairman of the Board shall extend an invitation to the potential director nominee to join the Board.

IV.	Director Independence

The term “independent” is defined in accordance with the NYSE listing requirements, the Sarbanes-Oxley Act of 2002 and the Board’s business judgment. A director is deemed to be independent if he or she does not have a direct or indirect material relationship with NFP or any of its consolidated subsidiaries (collectively, the “NFP Consolidated Group”) or with any senior management member of the NFP Consolidated Group. In determining the materiality of a relationship and the director’s independence, the Board and the Committee shall be guided by the following independence standards:

A director shall be deemed to have a material relationship with the NFP Consolidated Group and thus shall not be deemed independent if:

•	The director is or has been employed by the NFP Consolidated Group within the last three years;

•	An immediate family member (defined below) of the director is or has been employed by the NFP Consolidated Group as an executive officer within the last three years;

•

The director is a current partner or a current employee of the NFP Consolidated Group’s internal or external auditor, or was within the last three years (but no longer is) a partner or employee of such a firm and personally worked on the NFP Consolidated Group’s audit within that time;

•

An immediate family member of the director is a current partner of the NFP Consolidated Group’s internal or external auditor; or is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or was within the last three years (but no longer is) a partner or employee of such a firm and personally worked on the NFP Consolidated Group’s audit within that time;

•

The director or an immediate family member of the director is, or has been within the past three years, employed as an executive officer of another company where any of the present executive officers of the NFP Consolidated Group at the same time serves or served on that other company’s compensation committee;

•

The director has received during any twelve-month period within the last three years, more than $100,000 in direct compensation from the NFP Consolidated Group, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and compensation received by a director for former service as an interim Chairman or CEO or other executive officer;

•

An immediate family member of the director has received during any twelve-month period within the last three years, more than $100,000 in direct compensation from the NFP Consolidated Group, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and compensation received for service as an employee (other than an executive officer) of the NFP Consolidated Group;

•

The director is a current employee of a company that has made payments to, or received payments from, the NFP Consolidated Group, for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; provided that, the three year look-back applies solely to the financial relationship between the NFP Consolidated Group and the director’s current employer and the Committee and the Board need not consider former employment of the director; or

•

An immediate family member of the director is a current executive officer of a company that has made payments to, or received payments from, the NFP Consolidated Group for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; provided that, the three year look-back applies solely to the financial relationship between the NFP Consolidated Group and the immediate family member’s current employer and the Committee and the Board need not consider former employment of the immediate family member.

The following relationships shall be deemed immaterial and shall not disqualify the director from being independent:

•	A director who serves as an interim Chairman, interim CEO or other interim executive officer of NFP shall not be disqualified from being considered independent following that employment;

•

A material relationship that is based on having an immediate family member of the director serving as an officer of the NFP Consolidated Group shall be deemed immaterial upon a legal separation, divorce, death or incapacitation of that immediate family member; or

•	A director’s affiliation (through employment or otherwise) with an entity that owns less than 15% of NFP’s common stock.

For the purposes of these independence standards guidelines, the terms:

•

“Affiliate” means any corporation or other entity that controls, is controlled by or is under common control with NFP, as evidenced by the power to elect a majority of the Board or comparable governing body of such entity.

•

“Immediate Family Member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

For any relationships not covered above, the determination of whether these relationships are material or not and whether the director would be independent or not, shall be made by the directors who satisfy the independence standards set forth in this section.

In making determinations of the materiality of relationships and the director’s independence, the Board and the Committee shall examine all factors that may appear to affect independence, including commercial, industrial, banking, legal, accounting, charitable and familial relationships.

NFP and its affiliates shall not make any personal loans or extensions of credit to directors or executive officers. All directors shall only receive directors’ fees as their compensation for Board and/or Board committee service. The payment of consulting, advisory or other compensatory fees to an independent director from NFP or one of its affiliates during such director’s tenure is prohibited and shall negate the director’s independence.

Each director has an affirmative obligation to inform the Board of any material changes in his or her circumstances or relationships that may impact his or her designation by the Board as “independent.”

V.	Additional Qualifications for Audit Committee Members

In addition to the foregoing provisions, members of the Audit Committee must satisfy additional requirements to be considered independent as provided for by the Securities and Exchange Commission (the “SEC”) rules. Under the SEC rules, in order to be considered independent, a member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other Board committee:

•

Accept directly or indirectly any consulting, advisory, or other compensatory fee from NFP or any of its subsidiaries; provided that, unless the rules of the NYSE provide otherwise, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with NFP (provided that such compensation is not contingent in any way on continued service); or

•	Be an affiliated person of NFP or any of its subsidiaries.

For the purposes of the foregoing, the following terms have the meanings set forth below:

• 1.	“Affiliate” of, or a person “affiliated” with, a specified person, means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

2. (A)	A person will be deemed not to be in control of a specified person for purposes of this definition if the person:

(i)	Is not the beneficial owner, directly or indirectly, of more than 10% of any class of voting equity securities of the specified person; and

(ii)	Is not an executive officer of the specified person.

(B)	Paragraph 2(A) of this definition only creates a safe harbor position that a person does not control a specified person. The existence of the safe harbor does not create a presumption in any way that a person exceeding the ownership requirement in paragraph 2(A)(i) of this section controls or is otherwise an affiliate of a specified person.

(C)	The following will be deemed to be affiliates:

(i)	An executive officer of an affiliate;

(ii)	A director who also is an employee of an affiliate;

(iii)	A general partner of an affiliate; and

(iv)	A managing member of an affiliate.

•

“Control” (including “controlling”, “controlled by” and under “common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

•

“Executive Officer” when used with reference to NFP, means its president, any vice president of NFP in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for NFP. Executive officers of NFP’s subsidiaries may be deemed executive officers of NFP if they perform such policy making functions for NFP.

•

“Indirect” acceptance by a member of the Audit Committee of any consulting, advisory or other compensatory fee includes acceptance of such a fee by a spouse, a minor child or stepchild or a child or stepchild sharing a home with the member or by an entity in which such member is a partner, member, an officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to NFP or any of its subsidiaries.

In addition, the NYSE requires that each member of the Company’s Audit Committee be “financially literate,” or become so within a reasonable period after being appointed to the Audit Committee. The Committee and the Board shall interpret the financial literacy qualification in its business judgment. Further, the Committee and the Board may presume that any member who has been deemed an “audit committee financial expert” is financially literate.

The NYSE also requires that at least one member of the Audit Committee have “accounting or related financial management expertise.” The Committee and the Board shall determine whether the accounting or related financial management expertise qualification is met using its business judgment. Further, the Committee and the Board may presume that any member who has been deemed an “audit committee financial expert” (as defined below) has accounting or related financial management expertise.

The SEC also requires the Company to determine whether an “audit committee financial expert” serves on the Company’s Audit Committee. To qualify, a director must possess each of five attributes and must have attained the attributes through one or more of four means.

An “audit committee financial expert” means a director who has the following attributes:

•	An understanding of GAAP and financial statements;

•	The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•

Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such practice;

•	An understanding of internal controls and procedures for financial reporting; and

•	An understanding of audit committee functions.

A director shall have acquired such attributes through one or more of the following means:

•

Through education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or through experience in one or more positions that involve performance of similar functions;

•	Through experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

•	Through experience actively overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

•	Through other relevant experience.

VI.	Additional Qualifications for Compensation Committee Members

Each member of the Company’s Compensation Committee is required to be an “outside director” under Section 162(m) of the Internal Revenue Code and a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

Pursuant to the regulations under Section 162(m), “outside directors” are generally considered to be directors who (i) are not current or former officers or employees of the Company or its affiliates and (ii) do not receive any direct or indirect remuneration from the Company or its affiliates (other than as a director) in exchange for goods or services provided to the Company or its affiliates. A director will be viewed as having received remuneration for services other than as a director, and thus will not constitute an “outside director,” if:

•	payment for non-director services is made by the Company or its affiliates to an entity in which the director has a beneficial ownership interest of greater than 50%;

•

payments for non-director services during the Company’s preceding taxable year were made by the Company or its affiliates to an entity by which the director is employed (including self-employed) and such payments (i) exceeded 5% of the entity’s gross income for its taxable year ending with or within the Company’s taxable year, or (ii) exceeded $60,000 and were paid for personal services (including legal) to an entity that employs the director; or

•

payment for non-director services is made by the Company or its affiliates to an entity in which the director has a beneficial ownership interest of at least 5% but not more than 50% and such payment exceeds $60,000.

Pursuant to Rule 16b-3 of the Exchange Act, a “non-employee director” is generally a director who:

•	is not currently an officer of, or otherwise employed by, the Company or a subsidiary of the Company;

•

does not receive compensation, either directly or indirectly, from the Company or a subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; and

•	does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K.

VII.	Alignment of Interests

The Board believes that it is important for each independent director to have a financial stake in the Company, in addition to any equity compensation received in connection with such director’s service on the Board, to help align the director’s interests with those of the Company’s stockholders.

DIRECTIONS TO THE 2008 ANNUAL STOCKHOLDER MEETING

The 2008 Annual Stockholder Meeting will be held at 10:00 a.m. EDT on Wednesday, May 21, 2008 in the Empire Suite at the Rainbow Room. The Rainbow Room is located on the 64th Floor of 30 Rockefeller Plaza (50th Street between 5th and 6th Avenue) in New York City.

BY BUS

Take the M5, M6, M7 or M27/M50 buses to Rockefeller Center at 50th Street.

BY SUBWAY

Take the B, D, V, or F trains to Rockefeller Center at 50th Street.

FROM CONNECTICUT AND WESTCHESTER

Take I-95 South to I-278, Bruckner Expressway at sign reading “Exit 6B, I-278 West Bruckner Exp. to Triborough Bridge” and go West for 2.9 miles. Continue on ramp and go Southwest for 0.4 miles, continue on I-278, Bruckner Expressway and go Southwest for 1.5 miles. Continue on ramp at sign reading “I-278 West Triborough Bridge/FDR Drive/Grand Central Parkway” and go Southwest for 0.3 miles, continue on I-278, Triborough Bridge approach and go Southwest for 0.3 miles, bear right on ramp at sign reading “Manhattan/Randall’s-Wards Island/Downing Stadium” West for 0.2 miles, continue on Triborough Bridge and go Northwest for 0.4 miles, continue on ramp at sign reading “FDR Drive” and go South, bear right on “Exit 12, E 63rd Street to Queensboro Bridge” and go Southwest for about 300 feet, turn left on Marginal Street, FDR Drive and go Southwest for about 200 feet, turn right on East 60th and go Northwest for 0.3 miles, turn left on Park Avenue and go Southwest for 0.6 miles, turn right on 47th Street and go Northwest for 0.4 miles, turn right on 6th Avenue/Avenue of the Americas and go Northeast for about 200 feet, turn right on West 48th Street and proceed to Rockefeller Center Garage (48th Street between 6th and 5th Avenue).

FROM NEW JERSEY

Take the Garden State Parkway North to “Exit 153A RT-3 East to Meadowlands Sports Complex/Lincoln Tunnel” and go East for 0.3 miles, continue on RT-3 and go Southeast for 8.4 miles, continue on ramp at sign reading “I-495 East to Lincoln Tunnel” and go South for 0.3 miles, bear left on I-495 and go Southeast for 3.7 miles, continue on ramp at sign reading “10 Ave/Points North/West Side Highway” and bear left for about 400 feet, continue on Dyer Avenue and go Northeast for 0.1 miles, turn left on 8th Avenue and go Northeast for 0.3 miles, turn right on West 48th Street and proceed to Rockefeller Center Garage (48th Street between 6th and 5th Avenue).

FROM LONG ISLAND

Take I-495 Long Island Expressway West to Midtown Tunnel and go West through the tunnel 1.3 miles, take the exit toward East 37th Street and go West 0.1 miles, keep right at the fork and go West 190 feet, turn left on East 37th Street and go West 275 feet, turn right on ramp and go West for 0.1 miles, turn right on 3rd Avenue and go Northeast for 0.6 miles, turn left on East 47th Street and go Northwest for 0.6 miles, turn right on 6th Avenue/Avenue of the Americas and go Northeast for about 200 feet, turn right on West 48th Street and proceed to Rockefeller Center Garage (48th Street between 6th and 5th Avenue).

PARKING

There are several parking garages in the area:

•	48th Street (between 5th and 6th Avenue)

•	148 West 48th Street (between 6th and 7th Avenue)

•	155 West 48th Street (between 6th and 7th Avenue)

•	225 West 49th Street (between Broadway and 8th Avenue)

•	257 West 47th Street (between Broadway and 8th Avenue)

PROXY CARD

NATIONAL FINANCIAL PARTNERS CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2008

The undersigned stockholder of National Financial Partners Corp. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Jessica M. Bibliowicz and Douglas W. Hammond, and each of them, with full power of substitution, as Proxy or Proxies. Said Proxy or Proxies will vote all shares of the Common Stock of the undersigned, in accordance with the instructions printed on the reverse, at the Annual Meeting of Stockholders of National Financial Partners Corp. to be held on May 21, 2008, and at any adjournments or postponements thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and, in their discretion, with respect to such other matters as may be brought before the Annual Meeting or any adjournments or postponements thereof.

Please mark this proxy as indicated on the reverse side to vote on the two proposals. If you wish to vote in accordance with the Board of Directors’ recommendations, please sign the reverse side; no boxes need to be marked.

To be marked, dated and signed on the reverse side.

Address Change/Comments (Please make your changes below and mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

					FOR	AGAINST	ABSTAIN

Item I –	The Board of Directors recommends a vote FOR each of the nominees for director named below.		Item II –	The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.	☐	☐	☐
To elect seven directors to serve until the 2009 Annual Meeting of Stockholders and until their successors are elected.
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.

Nominees are: 01 Stephanie Abramson 02 Arthur Ainsberg 03 Jessica Bibliowicz 04 R. Bruce Callahan 05 John Elliott 06 Shari Loessberg 07 Kenneth Mlekush	FOR ALL	WITHHOLD FOR ALL
	☐	☐		Please mark this box if you plan to attend the Annual Meeting			☐

☐	WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEE(S) (List names in the space provided below)

Signature and Title (if applicable):	Signature and Title (if applicable):	Date:

Note: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, all holders should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should include their full titles. If the signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If the signer is a partnership, please sign in partnership name by an authorized person, indicating such individual’s official position or representative capacity.

^ FOLD AND DETACH HERE ^

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Votes will be accepted via the Internet and telephone through May 20, 2008, 11:59 PM Eastern Time.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/nfp		TELEPHONE 1-866-540-5760
OR
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-

by-step instructions will prompt you through enrollment.

You can view the 2008 Annual Report to Stockholders and

the Proxy Statement on the Internet at http://ww3.ics.adp.com/streetlink/nfp